     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 21, 1997

                                                                      333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                UNION PLANTERS CORPORATION                                 UNION PLANTERS CAPITAL TRUST A
    (Exact name of Registrant as specified in charter)        (Exact name of Registrant as specified in Declaration of
                                                                                       Trust)
     TENNESSEE              6021              62-0859007            DELAWARE               6199              62-6317227
     (State of        (Primary Standard    (I.R.S. Employer         (State of        (Primary Standard    (I.R.S. Employer
  Incorporation)         Industrial       Identification No.)     Organization)         Industrial       Identification No.)
                       Classification                                                 Classification
                          Code No.)                                                      Code No.)

                      UNION PLANTERS ADMINISTRATIVE CENTER
                          7130 GOODLETT FARMS PARKWAY,
                            MEMPHIS, TENNESSEE 38018
                                 (901) 880-6596
  (Address, including zip code, and telephone number, including area code, of agent for service of each Registrant)
                               ------------------
                              E. JAMES HOUSE, JR.
                      SECRETARY & MANAGER, LEGAL DIVISION
                           UNION PLANTERS CORPORATION
                          7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 580-6596
(Name, Address including zip code, and telephone number, including area code, of agent for service of each Registrant)
                               ------------------
                                   COPIES TO:
                 R. NASH NEYLAND, ESQ., WYATT, TARRANT & COMBS
            6075 POPLAR AVENUE, SUITE 650, MEMPHIS, TENNESSEE 38119
                                 (901) 537-1023
                               ------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ].
                               ------------------
                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                               PROPOSED             PROPOSED
                                           AMOUNT               MAXIMUM              MAXIMUM             AMOUNT OF
        TITLE OF SECURITIES                 TO BE           OFFERING PRICE          AGGREGATE          REGISTRATION
         TO BE REGISTERED                REGISTERED           PER UNIT(1)       OFFERING PRICE(1)           FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock of Union Planters
  Capital Trust A..................     $200,000,000             100%             $200,000,000          $60,606.06
-----------------------------------------------------------------------------------------------------------------------
Junior Subordinated Deferrable
  Interest Debentures due 2026 of
  Union Planters Corporation(2)....          --                   --                   --                   N/A
-----------------------------------------------------------------------------------------------------------------------
Union Planters Corporation
  Guarantee with respect to Capital
  Securities(3)....................          --                   --                   --                   N/A
-----------------------------------------------------------------------------------------------------------------------
Total(4)...........................    $200,000,000(5)           100%            $200,000,000(5)        $60,606.06
=======================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee.
(2) The Junior Subordinated Deferrable Interest Debentures due 2026 (the "Subordinated Debt Securities") were originally purchased by Union Planters Capital Trust A with the proceeds of the sale of the Old Capital Securities. No separate consideration will be received for the Subordinated Debt Securities distributed upon any liquidation of Union Planters Capital Trust A.
(3) No separate consideration will be received for the Guarantee.
(4) This Registration Statement is deemed to cover the Subordinated Debt Securities of Union Planters Corporation, the rights of holders of Subordinated Debt Securities of Union Planters Corporation under the Indenture, the rights of holders of Capital Securities of Union Planters Capital A Trust under the Declaration, and the rights of holders of the Capital Securities under the Guarantee.
(5) Such amount represents the liquidation amount of the Union Planters Capital Trust A Capital Securities to be exchanged hereunder and the principal amount of Subordinated Debt Securities that may be distributed to investors upon any liquidation of Union Planters Capital Trust A.
                               ------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                   PROSPECTUS

                         UNION PLANTERS CAPITAL TRUST A

         OFFER TO EXCHANGE ITS 8.20% CAPITAL SECURITIES WHICH HAVE BEEN
       REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OF ITS
                      OUTSTANDING 8.20% CAPITAL SECURITIES

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                           UNION PLANTERS CORPORATION

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
          NEW YORK CITY TIME, ON              , 1997, UNLESS EXTENDED.

    Union Planters Capital Trust A, a trust formed under the laws of the State of Delaware (the "Trust") and Union Planters Corporation, a Tennessee corporation, as Sponsor ("UPC" or the "Company"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $200,000,000 aggregate Liquidation Amount of its 8.20% Capital Securities (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 8.20% Capital Securities (the "Old Capital Securities"), of which $200,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, UPC is also exchanging its guarantee of the payment of Distributions (as defined herein) and payments on liquidation or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee of the New Capital Securities (the "New Guarantee") as well as exchanging all of its 8.20% Junior Subordinated Deferrable Interest Debentures (the "Old Junior Subordinated Debt Securities"), of which $206,186,000 aggregate principal amount is outstanding, for a like aggregate principal amount of its 8.20% Junior Subordinated Deferrable Interest Debentures (the "New Junior Subordinated Debt Securities"), which New Guarantee and New Junior Subordinated Debt Securities also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debt Securities are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debt Securities are collectively referred to herein as the "New Securities."

    The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities and
(ii) holders of New Capital Securities will not be entitled to certain rights of holders of Old Capital Securities under the Registration Rights Agreement (as defined herein) which will terminate upon the consummation of this Exchange Offer. The New Capital Securities are being offered for exchange in order to satisfy certain obligations of UPC and the Trust under the Registration Rights Agreement dated as of December 5, 1996 (the "Registration Rights Agreement") among UPC, the Trust and Salomon Brothers Inc, Morgan Stanley & Co., Incorporated and Stifel Nicolaus & Company, Incorporated (the "Initial Purchasers"). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount of such Capital Securities have taken certain actions or exercised certain rights under the Declaration (as defined below).

    The New Subordinated Debt Securities and the New Guarantee, when issued, will be unsecured obligations of UPC and will be subordinate and junior in right of payment to other indebtedness of UPC, as described herein. Upon an event of default under the Declaration (as defined herein) in respect of the Trust, the holders of Capital Securities will have a preference over the holders of the Common Securities with respect to payments in respect of Distributions and payments upon redemption, liquidation and otherwise.

    The New Capital Securities (as defined herein) and the Old Capital Securities (as defined herein) (together, the "Capital Securities"), represent beneficial interests in the Trust. UPC is the owner of all of the beneficial interests represented by the common securities of the Trust (as defined herein) (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). The First National Bank of Chicago is the Institutional Trustee of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Old Subordinated Debt Securities and New Subordinated Debt Securities (together, the "Subordinated Debt Securities"). The Subordinated Debt Securities will mature on December 15, 2026.
                               ------------------
     SEE "RISK FACTORS" COMMENCING ON PAGE 12 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.
                               ------------------
    THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
                               ------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------
               The date of this Prospectus is             , 1997.

     Holders of the Capital Securities are entitled to receive cumulative cash distributions at an annual rate of 8.20% per annum of the liquidation amount of $1,000 per Capital Security, accruing from December 12, 1996 and (subject to the extensions of distribution payment periods described below) payable semiannually in arrears on June 15 and December 15 of each year, commencing June 15, 1997 ("Distributions"). The payment of Distributions on the Capital Securities out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Capital Securities, as set forth below, are guaranteed by UPC (the "Guarantee") to the extent described herein. The Guarantee covers payments of Distributions and other payments on the Capital Securities only if and to the extent that the Trust has funds available therefor, which funds will not be available except to the extent that UPC has made payments of interest or principal (or premium, if any) or other payments on the Subordinated Debt Securities held by the Trust.

     The Guarantee, when taken together with UPC's obligations under the Subordinated Debt Securities, the Declaration (as defined below) and the Indenture (as defined below), including UPC's obligations to pay costs, expenses, debts and other obligations of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee on a subordinated basis by UPC of amounts due on the Capital Securities. See "Risk Factors -- Guarantee Covers Distributions and Other Payments Only to the Extent the Trust Has Available Funds; Related Remedies" herein. The obligations of UPC under the Guarantee and Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of UPC and are also effectively subordinate to claims of creditors of UPC's subsidiaries. UPC had approximately $174.5 million of Senior Indebtedness as of December 31, 1996. There are no terms in the Subordinated Debt Securities, the Capital Securities or the Guarantee that limit the ability of UPC or any of its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debt Securities and the Guarantee.

     The distribution rate and the distribution payment dates and other payment dates for the Capital Securities will correspond to the interest rate and interest payment dates on the Subordinated Debt Securities held by the Trust, which are and will continue to be the sole asset of the Trust. As a result, if no principal (or premium, if any) or interest is paid by UPC on the Subordinated Debt Securities, the Trust will not have sufficient funds to make Distributions on the Capital Securities, and the Guarantee will not apply to Distributions for which the Trust has insufficient funds available.

     UPC has the right, subject to the conditions set forth herein, to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period on the Subordinated Debt Securities at any time and from time to time for up to 10 consecutive semiannual periods (each such extended interest payment period, an "Extension Period"), provided no Extension Period may extend beyond the maturity of the Subordinated Debt Securities. If interest payments on the Subordinated Debt Securities are so deferred, Distributions on the Capital Securities will also be deferred. During any such Extension Period, Distributions will continue to accrue at the distribution rate equal to 8.20% per annum for Capital Securities, compounded semiannually (to the extent permitted by applicable law), and holders of the Capital Securities will be subject to United States federal income tax on the deferred amounts in advance of receipt of cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths, each up to 10 consecutive semiannual periods, throughout the term of the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities -- Option to Extend Interest Payment Period," "Risk Factors -- Option to Extend Interest Payment Period" and "United States Federal Income Taxation -- US
Holders -- Original Issue Discount."

     The Subordinated Debt Securities are redeemable by UPC at the Call Price (as defined herein), plus accrued and unpaid interest to the date of redemption, in whole or in part, at any time and from time to time, on or after December 15, 2006. In certain limited circumstances, upon the occurrence of a Tax Event (as defined herein), the Subordinated Debt Securities are also redeemable by UPC at par, together with accrued and unpaid interest thereon to the date of the redemption, in whole or in part, at any time. Either type of redemption prior to maturity is subject to UPC having received prior approval from the Board of Governors of the Federal Reserve System (the "Federal Reserve"), if then required under applicable capital guidelines or policies of the Federal Reserve. Upon the redemption or maturity of the Subordinated Debt Securities, the Trust must redeem on a pro rata basis its

Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed or matured at a redemption price (the "Redemption Price") equal to (i) $1,000 per Trust Security, redeemed either upon the maturity of the Subordinated Debt Securities or upon the occurrence and continuation of a Tax Event, under certain limited circumstances as described herein, or (ii) in the case of Optional Redemptions (as defined herein) of Subordinated Debt Securities, an amount per Trust Security equal to the product of $1,000 and the applicable percentage used to determine the Call Price for the Subordinated Debt Securities being redeemed, plus in all cases, accrued and unpaid Distributions on such Trust Securities to the date fixed for redemption. See "Description of the Capital
Securities -- Redemption." The Capital Securities will be redeemed upon maturity of the Subordinated Debt Securities, whereupon the Trust will be dissolved. See "Description of the Capital Securities -- Tax Event Redemption" and "Description of the Subordinated Debt Securities."

     UPC, as the holder of all of the outstanding Common Securities of the Trust, has the right at any time, subject to the receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to dissolve the Trust (including, without limitation, upon the occurrence of a Tax Event). In any such dissolution, after satisfaction of liabilities to creditors of the Trust, the Subordinated Debt Securities must be distributed to the holders of the Trust Securities on a pro rata basis in accordance with the aggregate stated liquidation amount thereof in liquidation of the Trust.

     In the event of the involuntary or voluntary dissolution of the Trust, other than in connection with a redemption of Subordinated Debt Securities as described above, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by UPC), the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount (as defined herein) plus accumulated and unpaid Distributions thereon to the date of payment, unless, in connection with such dissolution, the Subordinated Debt Securities held by the Trust are distributed to the holders of the Trust Securities as would be required in certain circumstances. See "Description of the Capital Securities -- Liquidation Distribution upon Dissolution."

     The Capital Securities will be issued and may be transferred only in blocks having a stated liquidation amount of not less than $100,000 (100 Capital Securities). See "Description of the Capital Securities -- Restrictions on Transfer." UPC and the Trust have applied for listing of the Capital Securities issued in the Exchange Offer as debt securities on the New York Stock Exchange ("NYSE"). Should UPC and the Trust fail to obtain approval for listing the Capital Securities on the NYSE, then UPC and the Trust may apply to qualify the Capital Securities issued in the Exchange Offer for quotation through the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). If the Subordinated Debt Securities are distributed to the holders of the Capital Securities and the Capital Securities are then listed on the NYSE or quoted on the NASDAQ, then UPC will use its reasonable best efforts to have the Subordinated Debt Securities listed on the NYSE or quoted on the NASDAQ as the Capital Securities are then listed.

     Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, UPC and the Trust believe that the New Capital Securities issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is an "affiliate" of UPC or the Trust as defined under Rule 405 of the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Capital Securities and have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities. However, the staff of the Commission has not considered this particular Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to this Exchange Offer as in such other circumstances. By tendering the Old Capital Securities in exchange for New Capital Securities, each holder, other than a broker-dealer, will represent to UPC and the Trust that: (i) it is not an affiliate of either UPC or the Trust (as defined under Rule 405 of the Securities Act); (ii) any New Capital Securities to be received by it were acquired in the ordinary course of its business; and (iii) it is not engaged in, and it does not intend to engage in, a distribution (within the meaning of the Securities Act) of the New Capital Securities and it has no arrangement or understanding to participate in a distribution of the New Capital Securities.

     Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. UPC and the Trust have agreed that they will make this Prospectus available to any broker-dealer for use in connection with any such resale until December 12, 1997. See "Plan of Distribution."

     Prior to the Exchange Offer there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed UPC and the Trust that they each currently intend to make a market in the New Capital Securities, they are not obligated to do so and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. UPC and the Trust have applied to the NYSE for listing of the New Capital Securities as debt securities. In the event the New Capital Securities are approved for and listed on the NYSE, there is no assurance as to the development of liquidity of any market for the New Capital Securities.

     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer including, but not limited to, a step-up in the distribution rate). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither UPC nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Old Capital Securities may be tendered for exchange on or prior to 5:00
p.m., New York City time, on             , 1997 (such time on such date being
hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by UPC and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by UPC or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and or any integral multiple of $1,000 Liquidation Amount (1 Capital Security) in excess thereof. UPC has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer -- Fees and Expenses." Each New Capital Security will pay cumulative Distributions from the most recent Distribution Date (as defined herein) on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no Distributions have been paid on such Old Capital Securities, from December 12, 1996. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been paid, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital

Securities accumulated from and after such Distribution Date or, if no such interest has been paid or duly provided for, from and after December 12, 1996. This Prospectus, together with the Letter of Transmittal, is being sent to all
registered holders of Old Capital Securities as of             , 1997.

     Neither UPC nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
AVAILABLE INFORMATION.......................................    1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............    1
SUMMARY.....................................................    3
RISK FACTORS................................................   12
CAPITALIZATION..............................................   18
UNION PLANTERS CORPORATION..................................   21
THE EXCHANGE OFFER..........................................   22
DESCRIPTION OF THE CAPITAL SECURITIES.......................   30
DESCRIPTION OF THE GUARANTEE................................   43
DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES.............   45
EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES
  AND THE GUARANTEE.........................................   55
PLAN OF DISTRIBUTION........................................   56
UNITED STATES FEDERAL INCOME TAXATION.......................   56
ERISA CONSIDERATIONS........................................   60
LEGAL MATTERS...............................................   62
EXPERTS.....................................................   62

                             AVAILABLE INFORMATION

     UPC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). In addition, such reports, proxy statements and other information concerning UPC can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 on which exchange securities of UPC are listed.

     No separate financial statements of the Trust have been included herein. UPC and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in, and does not propose to engage in, any activity other than holding as trust assets the Subordinated Debt Securities and issuing the Trust Securities and UPC has guaranteed the obligations of the Trust. See "Union Planters Capital Trust A", "Description of the Capital Securities", "Description of the Subordinated Debt Securities" and "Description of the Guarantee". In addition, UPC does not expect that the Trust will file reports under the Exchange Act with the Commission.

     This Prospectus constitutes part of a registration statement on Form S-4 ("Registration Statement") filed by UPC and the Trust with the Commission under the Securities Act. This Prospectus does no contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to UPC, the Trust and the Capital Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document as filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by UPC pursuant to the Exchange Act (under Commission File No. 1-10160 except as otherwise indicated) are hereby incorporated by reference herein: UPC's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (including
Exhibit 13 thereto to the extent incorporated therein); UPC's Current Report on Form 8-K dated January 16, 1997; and UPC's Registration Statement on Form 8-A dated January 19, 1989, filed on February 1, 1989 (Commission file No. 0-6919), in connection with UPC's designation and authorization of its Series A preferred stock to be issued, if ever, in connection with UPC's Shareholder Rights Plan. UPC's Annual Report on Form 10-K for the year ended December 31, 1996 incorporates by reference specific portions of the UPC's Annual Report to Shareholders for that year (UPC's "Annual Report to Shareholders" which is Exhibit 13 to said Form 10-K) but does not incorporate other portions of UPC's Annual Report to Shareholders. The portion of UPC's Annual Report to Shareholders captioned "Letter to Shareholders" and certain other portions of UPC's Annual Report to Shareholders not specifically incorporated into UPC's Annual Report on Form 10-K are not incorporated herein.

     All documents filed by UPC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of any offering of securities under this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Copies of these documents (other than exhibits to such documents unless such exhibits are specifically incorporated herein by reference) are available without charge upon the written or oral request of any person, including any beneficial owner, to whom this Prospectus is delivered. Such requests for documents relating to UPC should be directed to Union Planters Corporation, Post Office Box 387, Memphis, Tennessee 38147, telephone (901) 580-6028, Attention: Secretary. Requests should be made not less than five days prior to the date needed in order to ensure timely delivery of the documents.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including such documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information and the financial statements, including the notes thereto, appearing elsewhere or incorporated by reference into this Prospectus. Prospective investors should consider carefully the factors set forth herein under "Risk Factors." As used in this Prospectus, "UPC" includes its respective predecessors and subsidiaries, except as the context otherwise may require.

                         UNION PLANTERS CAPITAL TRUST A

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) a Declaration of Trust executed by UPC, as Sponsor, and the Union Planters Trustees (as defined herein), and (ii) the filing of a certificate of trust with the Delaware Secretary of State on December 4, 1996. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities and the Exchange Securities, (ii) investing the gross proceeds from the sale of the Trust Securities to acquire the Subordinated Debt Securities issued by UPC, and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Subordinated Debt Securities are and will continue to be the sole assets of the Trust, and payments under the Subordinated Debt Securities are and will continue to be the sole revenues of the Trust. All of the Common Securities will be owned by UPC. The principal place of business of the Trust is c/o Union Planters Corporation, 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, and its telephone number is (901) 580-6000.

                           UNION PLANTERS CORPORATION

     UPC is a $15.2 billion multi-state bank holding company headquartered in Memphis, Tennessee whose primary business is banking. UPC is the largest bank holding company headquartered in Tennessee and one of the fifty largest bank holding companies headquartered in the United States. UPC conducts its business activities through its principal bank subsidiary, the $6.0-billion-asset Union Planters National Bank ("UPNB"), founded in 1869 and headquartered in Memphis, Tennessee, and through 36 other bank subsidiaries located in Tennessee, Mississippi, Missouri, Arkansas, Louisiana, Alabama and Kentucky (collectively, the "Banking Subsidiaries"). Through its Banking Subsidiaries, UPC provides a diversified range of financial services in the communities in which it operates, including traditional banking services; consumer, commercial and corporate lending; retail banking; and mortgage banking. UPC also is engaged in mortgage servicing; investment management and trust services; the issuance and servicing of credit and debit cards; the origination, packaging and securitization of the U.S. Government-guaranteed portions of Small Business Administration loans; the purchase of certain delinquent Federal Housing Administration and Department of Veterans Affairs ("FHA/VA") government-insured/guaranteed loans from the Government National Mortgage Association ("GNMA") and other parties; full service and discount brokerage services; and the sale of annuities and certain bank-eligible insurance products. Through its Banking Subsidiaries, UPC operates 438 banking offices and 544 ATMs.

     UPC is a legal entity separate and distinct from UPNB and its other Banking Subsidiaries and affiliates. Because UPC is a holding company, its rights and the rights of its creditors and shareholders, including the holders of the Subordinated Debt Securities and the Guarantee, to participate in the assets of any subsidiary upon its liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors, except to the extent that UPC may itself be a creditor having recognized claims against such subsidiary, in which case it will share in such subsidiary's assets along with other creditors.

     There are various legal and regulatory limitations on the extent to which UPC's Banking Subsidiaries may extend credit, pay dividends or otherwise supply funds to UPC. The approval of the Office of the Comptroller of the Currency is required if total dividends declared by a national bank in any calendar year should exceed net profits for that year combined with its retained net profits for the preceding two years. Moreover, banks may not pay dividends in excess of their undivided profits. In determining whether and to what extent to pay dividends, each Banking Subsidiary must also consider the effect of dividend payments on applicable risk-based capital and leverage requirements as well as policy statements of the federal regulatory agencies that, generally, banking organizations should pay dividends out of current operating earnings. In addition there are numerous governmental requirements and regulations which affect the activities of UPC and its bank and non-bank subsidiaries.

     UPC's corporate office is located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, and its telephone number is (901) 580-6000. Additional information concerning UPC is included in the documents incorporated by reference into this Prospectus. See "Available Information" and "Incorporation of Certain Documents by Reference."

                               THE EXCHANGE OFFER

The Exchange Offer.........  Up to $200,000,000 aggregate Liquidation Amount of
                             New Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 in excess thereof. UPC and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange
                             Offer -- Procedures for Tendering Old Capital Securities."

Expiration Date............  5:00 p.m., New York City time, on             ,
                             1997 (such time on such date being hereinafter called the "Expiration Date") unless the Exchange
                             Offer is extended by UPC and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). See "The Exchange Offer -- Expiration
                             Date; Extensions; Amendments."

Conditions to the
  Exchange Offer...........  The Exchange Offer is subject to certain conditions, which may be waived by UPC and the Trust in their sole discretion. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. See "The Exchange Offer -- Conditions to the Exchange Offer."

                             UPC and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange
                             Offer -- Expiration Date; Extensions; Amendments."

Listing....................  UPC and the Trust have applied for listing of the
                             Capital Securities issued in the Exchange Offer as debt securities on the NYSE. Should for some reason the Capital Securities issued in the Exchange Offer fail to be approved for listing on the NYSE, UPC and the Trust may apply for such Capital Securities to be approved for quotation on the NASDAQ. If the Subordinated Debt Securities are distributed to holders of the Capital Securities, and the Capital Securities are then listed on the NYSE or quoted on the NASDAQ, UPC will use its reasonable best efforts to have the Subordinated Debt Securities listed on such exchange or for such quotation as the Capital Securities are then listed.

Withdrawal Rights..........  Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer -- Withdrawal Rights."

Procedures for Tendering
  Old Capital Securities...  Tendering holders of Old Capital Securities must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile transmission or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer -- Procedures for Tendering Old Capital Securities."

                             Letters of Transmittal and certificates
                             representing Old Capital Securities should not be sent to UPC or the Trust. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer -- Exchange Agent."

Resales of New
  Capital Securities.......  Based on interpretations by the staff of the
                             Commission, as set forth in no-action letters issued to third parties, UPC and the Trust believe that holders of Old Capital Securities (other than any holder that is an "affiliate" of UPC or the Trust as defined under Rule 405 of the Securities
                             Act) who exchange their Old Capital Securities for New Capital Securities pursuant to the Exchange Offer may offer such New Capital Securities for resale, resell such New Capital Securities and otherwise transfer such New Capital Securities without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Capital Securities and have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

Exchange Agent.............  The exchange agent with respect to the Exchange
                             Offer is The First National Bank of Chicago (the "Exchange Agent"). The addresses, and telephone and facsimile numbers of the Exchange Agent are set forth in "The Exchange Offer -- Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds............  Neither UPC nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. See "Use of Proceeds."

Certain Federal Income Tax
  Consequences; ERISA
  Considerations...........  Holders of Old Capital Securities should review the information set forth under "Certain Federal Income Tax Consequences" and "ERISA Considerations" prior to tendering Old Capital Securities in the Exchange Offer.

                             THE CAPITAL SECURITIES

Securities Offered.........  Up to $200,000,000 aggregate Liquidation Amount of
                             New Capital Securities which have been registered under the Securities Act (Liquidation Amount $1,000 per Capital Security). The terms of the New Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Capital Securities, and holders of New Capital Securities will not be entitled to certain rights of holders of Old Capital Securities under the Registration Rights Agreement which will terminate upon the consummation of this Exchange Offer. See "The Exchange Offer -- Purpose of the Exchange Offer," "Description of the New Securities" and "Description of the Old Securities." The New Capital Securities will be issued and the Old Capital Securities were issued under the Declaration. The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of the New
                             Securities -- Description of Capital
                             Securities -- General."

General....................  The Capital Securities represent undivided beneficial interests in the Trust's assets, which will consist solely of the Subordinated Debt Securities. The Subordinated Debt Securities, in which the proceeds of the Trust Securities are invested, mature on December 15, 2026, unless the Subordinated Debt Securities are redeemed by UPC prior to such maturity as described under "Description of the Capital
                             Securities -- Redemption" and "Description of the Capital Securities -- Tax Event Redemption."

Distributions..............  The Distributions payable on the Capital Securities will be fixed at a rate per annum of 8.20% of the stated liquidation amount of $1,000 per Capital Security, will be cumulative, will accrue from December 12, 1996, the date of issuance of the Old Capital Securities, and (subject to the extension of distribution payment periods described below) will be payable semiannually, in arrears, on June 15 and December 15 of each year, commencing June 15, 1997. See "Description of the Capital Securities -- Distributions."

Option to Extend Interest
  Payment Period...........  UPC has the right, at any time, subject to certain conditions, to defer payments of interest on the Subordinated Debt Securities for Extension Periods, each not exceeding 10 consecutive semiannual periods; provided, however, that no Extension Period may extend beyond the maturity date of the Subordinated Debt Securities. As a consequence of UPC's extension of the interest payment period on the Subordinated Debt Securities, Distributions on the Capital Securities would likewise be deferred (though such Distributions would continue to accrue with interest thereon compounded semiannually (to the extent permitted by law)), since interest would continue to accrue, with interest thereon compounded semiannually on the Subordinated Debt Securities during any such Extension Period. In the event UPC exercises its right to extend an interest payment period, then during any Extension Period, subject to certain exceptions, (i) UPC shall not declare or pay any dividends on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock, or make any guarantee payments with respect to the foregoing and (ii) UPC shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by UPC which rank pari passu with or junior to the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, UPC may commence a new Extension Period, subject to certain requirements. See "Description of the Subordinated Debt Securities -- Option to Extend Interest Payment Period." Should an Extension Period occur with respect to the Capital Securities, holders of Capital Securities will continue to recognize interest income for United States federal income tax purposes. As a result, such holders will be required to include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and such holders will not receive the cash from the Trust related to such income if such holders dispose of Capital Securities prior to the record date for payment of distributions. See "United States Federal Income Taxation -- US Holders -- Original Issue Discount."

Liquidation................  UPC, as the holder of all of the Common Securities, has the right at any time to dissolve the Trust (including but not limited to the occurrence of a Tax Event), subject to certain conditions, with the result that, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by UPC), the Subordinated Debt Securities would be distributed to the holders of the Trust Securities in liquidation of the holders' interests in the Trust on a pro rata basis in accordance with its aggregate stated liquidation amount thereof, in liquidation of the Trust. In addition, the Trust will be liquidated under certain other circumstances. See "Description of the Capital Securities -- Liquidation Distribution upon Dissolution."

Liquidation Amount.........  In the event of the liquidation of the Trust, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by UPC) holders of Capital Securities issued by the Trust will be entitled to receive $1,000 per Capital Security plus an amount equal to accrued and unpaid Distributions thereon to the date of payment, unless the Subordinated Debt Securities are distributed to holders of Trust Securities. See "Description of the Capital
                             Securities -- Liquidation Distribution Upon
                             Dissolution."

Maturity...................  Upon the repayment of the Subordinated Debt
                             Securities at maturity, the proceeds from such repayment will be applied by the Institutional Trustee to redeem a like amount of Trust Securities, upon the terms and conditions described herein. See "Description of the Capital Securities -- Redemption."

Optional Redemption........  UPC has the right to redeem the Subordinated Debt
                             Securities on or after December 15, 2006, in whole at any time or in part from time to time, subject to the conditions described in "Description of the Subordinated Debt Securities -- Redemption," at the Call Price described herein, together with accrued and unpaid interest to the date of redemption.

Tax Event Redemption.......  If at any time a Tax Event should occur and would continue despite liquidation of the Trust and distribution of the Subordinated Debt Securities to the holders of the Trust Securities, UPC may, within 90 days of the occurrence of such Tax Event, redeem the Subordinated Debt Securities in whole or in part at a redemption price equal to the aggregate of the principal amounts to be redeemed plus any accrued and unpaid interest to the redemption date. Upon the redemption of the Subordinated Debt Securities, the proceeds of such redemption will be applied by the Institutional Trustee to redeem a like amount of Trust Securities at the applicable redemption price, upon the terms and conditions described herein. See "Description of the Capital Securities -- Tax Event Redemption."

Voting Rights..............  Generally, the holders of the Capital Securities will not have any voting rights. See "Description of the Capital Securities -- Voting Rights."

The Guarantee..............  The payment of Distributions out of moneys held by the Trust, payments on liquidation of the Trust and payment upon the redemption of Capital Securities are guaranteed by UPC as described herein under "Description of the Guarantee." The Guarantee covers payments of Distributions and other payments on the Capital Securities only if and to the extent that the Trust has funds available therefor, which funds will not be available except to the extent that UPC has made payments of interest (or premium, if any) or principal or other payments on the Subordinated Debt Securities. The Guarantee, when taken together with UPC's obligations under the Subordinated Debt Securities and the Indenture, including UPC's obligations to pay costs, expenses, debts and other liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee on a subordinated basis by UPC of amounts due on the Capital Securities.

Ranking....................  The Common Securities rank pari passu, and payments thereon will be made pro rata with the Capital Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default (as defined herein) under the Trust, the rights of the holders of the Common Securities to receive payment of periodic Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of the Capital Securities -- General." The Subordinated Debt Securities are unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness (as defined herein). See "Description of the Subordinated Debt Securities." The Guarantee constitutes an unsecured obligation of UPC and ranks subordinate and junior in right of payment to the extent and in the manner set forth in the Guarantee to all Senior Indebtedness. See "Description of the Guarantee."

Rating.....................  The New Capital Securities are expected to be rated
                             "BB+" by Standard & Poor's Rating Services and "baa1" by Moody's Investors Services, Inc. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

Use of Proceeds............  Neither UPC nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. UPC's proceeds from the sale of the Old Subordinated Debt Securities were added to its general funds and may be used for general corporate purposes including working capital and acquisitions of other financial institutions. See "Use of Proceeds."

Form of Capital
  Securities...............  The Old Capital Securities are, and the New Capital
                             Securities will be, represented by a global certificate or certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Beneficial interests in the Capital Securities will be evidenced by, and transfers thereof will be effected only through, records maintained by the participants in DTC. Except in limited circumstances described herein, Capital Securities in certificated form will not be issued in exchange for the global certificate or certificates. See "Description of the Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company."

Transfer Restrictions......  Capital Securities may be transferred only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Any such transfer of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be null and void and of no legal effect whatsoever. See "Description of the Capital Securities -- Restrictions on Transfer."

Absence of Market for
  the Capital Securities...  The New Capital Securities will be a new issue of securities for which there is currently no market. There can be no assurance as to the development of liquidity of any market for the Capital Securities. Due to the fact that Capital Securities may be transferred in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities), it is highly unlikely that a retail market in Capital Securities will ever develop.

Trading Price..............  The New Capital Securities are expected to trade at a price per Capital Security plus accrued and unpaid distributions, if any, to the date of settlement.

     For additional information with respect to the Capital Securities, see "Description of the Capital Securities," "Description of the Subordinated Debt Securities," "Description of the Guarantee," and "United States Federal Income Taxation."

                                  RISK FACTORS

     Holders tendering Old Capital Securities in the Exchange Offer should carefully consider the matters set forth under "Risk Factors."

                           UNION PLANTERS CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table presents selected consolidated financial data and other operating information for UPC for each of the five years in the period ended December 31, 1996. The information has been derived from the audited consolidated financial statements of UPC incorporated into this Prospectus by reference to UPC's 1996 Annual Report on Form 10-K for the year ended December 31, 1996 and should be read in conjunction therewith and with the notes thereto. Historical results are not necessarily indicative of results to be expected for any future period for UPC. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                                                          YEARS ENDED DECEMBER 31,(1)
                                                      -------------------------------------------------------------------
                                                         1996          1995          1994          1993          1992
                                                      -----------   -----------   -----------   -----------   -----------
                                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
Net Interest income.................................  $   605,962   $   535,997   $   504,500   $   439,290   $   357,365
Provision for losses on loans.......................       57,395        27,381         9,661        22,660        37,367
Investment securities gains (losses)................        4,081           409       (22,515)        3,508        11,880
Other noninterest income............................      222,250       203,014       160,109       154,254       136,162
Noninterest expense.................................      570,634       452,635       486,836       408,888       362,028
                                                      -----------   -----------   -----------   -----------   -----------
Earnings before income taxes, extraordinary item,
  and accounting changes............................      204,264       259,404       145,597       165,504       106,012
Applicable income taxes.............................       70,526        86,648        45,174        51,864        30,219
                                                      -----------   -----------   -----------   -----------   -----------
Earnings before extraordinary item and accounting
  changes...........................................      133,738       172,756       100,423       113,640        75,793
Extraordinary item and accounting changes, net of
  tax...............................................           --            --            --           637         2,847
                                                      -----------   -----------   -----------   -----------   -----------
Net earnings........................................  $   133,738   $   172,756   $   100,423   $   114,277   $    78,640
                                                      ===========   ===========   ===========   ===========   ===========
PER COMMON SHARE DATA (2) & (5)
Primary
  Earnings before extraordinary item and accounting
    changes.........................................  $      1.95   $      2.72   $      1.52   $      2.19   $      1.75
  Net earnings......................................         1.95          2.72          1.52          2.20          1.75
Fully diluted
  Earnings before extraordinary item and accounting
    changes.........................................         1.92          2.64          1.52          2.14          1.73
  Net earnings......................................         1.92          2.64          1.52          2.15          1.73
Cash dividends......................................         1.08          0.98          0.88          0.72          0.60
Book value..........................................        19.55         18.52         15.42         14.80         14.08
BALANCE SHEET DATA (AT PERIOD END)
Total assets........................................  $15,222,563   $14,383,222   $13,425,063   $11,866,609   $10,180,375
Loans, net of unearned income.......................   10,434,070     9,041,059     8,436,650     6,615,884     5,364,377
Allowance for losses on loans.......................      166,853       156,388       154,131       141,999       114,130
Investment securities...............................    2,956,234     3,573,054     3,592,482     3,854,767     3,370,321
Deposits............................................   11,490,262    11,074,722    10,702,569     9,879,780     8,714,306
Short-term borrowings...............................      714,146       838,283       699,838       300,414       343,452
Long-term debt(3)
  Parent company....................................      373,459       214,758       114,790       114,729        74,292
  Subsidiary banks..................................    1,035,257       811,819       693,002       463,055       202,847
Total shareholders' equity..........................    1,352,874     1,213,162     1,008,594       935,730       670,267
Average assets......................................   15,274,782    13,661,748    13,105,179    11,565,505     9,475,049
Average shareholders' equity........................    1,283,575     1,119,232     1,042,990       813,140       623,869
Average shares outstanding (in thousands)
  Primary...........................................       64,987        60,385        59,587        43,192        35,463
  Fully Diluted.....................................       69,518        64,995        59,929        47,422        38,307
PROFITABILITY AND CAPITAL RATIOS
Return on average assets............................         0.88%         1.26%         0.77%         0.99%         0.83%
Return on average common equity.....................        10.61         16.16          9.76         14.92         13.15
Net interest income (taxable-equivalent)/average
  earning assets(4).................................         4.41          4.38          4.31          4.29          4.26
Loans/deposits......................................        90.81         81.64         78.83         66.96         61.56
Common and preferred dividend payout ratio..........        50.64         32.74         40.99         28.34         32.95
Equity/assets (period end)..........................         8.89          8.43          7.51          7.89          6.58
Average shareholders' equity/average total assets...         8.40          8.19          7.96          7.03          6.58
Leverage ratio......................................         9.61          8.08          7.53          7.62          6.36
Tier 1 capital/risk-weighted assets.................        15.29         13.39         12.75         14.07         11.70
Total capital/risk-weighted assets..................        18.32         16.68         14.97         16.51         13.64

                                                                          YEARS ENDED DECEMBER 31,(1)
                                                      -------------------------------------------------------------------
                                                         1996          1995          1994          1993          1992
                                                      -----------   -----------   -----------   -----------   -----------
                                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSET QUALITY RATIOS(6)
Allowance/period end loans..........................         1.86          1.92          1.98          2.27          2.20
Nonperforming loans/total loans.....................         0.74          0.56          0.44          0.65          1.16
Allowance/nonperforming loans.......................          253           344           444           346           189
Nonperforming assets/loans and foreclosed
  properties........................................         0.92          0.67          0.58          0.96          1.83
Provision/average loans.............................         0.66          0.34          0.14          0.37          0.74
Net charge-offs/average loans.......................         0.60          0.34          0.09          0.27          0.52

---------------

(1) Reference is made to "Basis of Presentation" in Note 1 to UPC's consolidated financial statements contained in the 1996 Annual Report to Shareholders.
(2) Share and per share amounts have been retroactively restated for significant acquisitions accounted for as poolings of interests.
(3) Long-term debt includes Medium-Term Bank Notes, Federal Home Loan Bank
    (FHLB) advances, subordinated notes and debentures, obligations under capital leases, mortgage indebtedness, Old Capital Securities, and notes payable with maturities greater than one year.
(4) Average balances and calculations do not include the impact of the net unrealized gain or loss on available for sale securities.
(5) Leader Financial Corporation was organized as a holding company on March 18, 1993 in connection with the conversion of its principal subsidiary, Leader Federal Bank for Savings, from a federal mutual savings bank to a federally-chartered capital stock savings bank (See Note 2 to UPC's consolidated financial statements contained in the 1996 Annual Report to Shareholders). Accordingly, earnings per share for the year ended December 31, 1992 is calculated using only UPC's historical net earnings and the calculation of earnings per share for the year ended December 31, 1993 is based on UPC's historical net earnings for 1993 plus Leader's fourth quarter net earnings, since the stock conversion occurred on September 30, 1993.
(6) FHA/VA government-insured/guaranteed loans have been excluded, since they represent minimal credit risk to UPC.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating the New Capital Securities before deciding whether or not to accept the Exchange Offer.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND THE SUBORDINATED DEBT SECURITIES

     The obligations of UPC under both the Guarantee and the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of UPC. No payment of principal of (including redemption payments, if any) or premium, if any, or interest on the Subordinated Debt Securities may be made if (i) any Senior Indebtedness of UPC is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (ii) the maturity of any Senior Indebtedness of UPC has been accelerated because of a default. As of December 31, 1996, UPC had approximately $174.5 million of Senior Indebtedness outstanding. There are no terms in the Capital Securities, the Subordinated Debt Securities or the Guarantee that limit the ability of UPC or any of its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debt Securities and the Guarantee. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the Subordinated Debt Securities."

     Because UPC is a bank holding company, the Subordinated Debt Securities and the Guarantee are effectively subordinated to all existing and future liabilities of UPC's subsidiaries, except to the extent that UPC is a creditor of the subsidiaries recognized as such. There are also various legal limitations on the extent to which UPC's Banking Subsidiaries may extend credit, pay dividends or otherwise supply funds to UPC or various of its affiliates.

GUARANTEE COVERS DISTRIBUTIONS AND OTHER PAYMENTS ONLY TO THE EXTENT THE TRUST HAS AVAILABLE FUNDS: RELATED REMEDIES

     The terms of the Guarantee are those set forth in an indenture and those made part of such Guarantee by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), under which The First National Bank of Chicago currently serves as trustee (the "Guarantee Trustee"). The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Capital Securities.

     The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accrued and unpaid Distributions required to be paid on the Capital Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price (as defined herein), including all accrued and unpaid Distributions with respect to Capital Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Capital Securities upon a redemption of all the Capital Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Capital Securities to the date of the payment, to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities in liquidation of the Trust. The Guarantee is subordinated as described under "-- Ranking of Subordinate Obligations under the Guarantee and the Subordinated Debt Securities." The holders of a majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. A holder of record of the Capital Securities may institute a legal proceeding directly against UPC to enforce the Guarantee Trustee's rights without first instituting any legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, any holder of record of Capital Securities may, after such holder's written request to the Guarantee Trustee to pursue such trustee's remedies under the Guarantee and any failure by such trustee to do so, institute a legal proceeding directly against UPC, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity, for enforcement of payment to such holder of Distributions on the Capital Securities of such holder, on or after the respective due dates specified in the Capital Securities. If UPC were to default on its obligation to pay amounts payable on the Subordinated

Debt Securities, the Trust would lack available funds for the payment of Distributions or amounts payable on redemption of the Capital Securities, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, each holder of Capital Securities would rely on the enforcement (i) by the Institutional Trustee (as defined herein) of its rights as registered holder of the Subordinated Debt Securities against UPC pursuant to the terms of the Subordinated Debt Securities or (ii) by such holder of Capital Securities of its right against UPC to enforce payments of principal (and premium, if any) and interest on Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of Capital Securities of such holder. See "Description of the Capital Securities," "Description of the Guarantee" and "Description of the Subordinated Debt Securities." The Declaration provides that each holder of Capital Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Declaration Event of Default (as defined herein) with respect to the Trust occurs and is continuing, then the holders of Capital Securities issued by the Trust would, except as provided below, rely on the enforcement by the Institutional Trustee of its rights as holder of the Subordinated Debt Securities issued to the Trust against UPC. The holders of a majority in liquidation amount of the Capital Securities issued by the Trust will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee with respect to the Capital Securities or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after the holders of a majority in liquidation amount of the Capital Securities have so directed the Institutional Trustee, to the fullest extent permitted by law, a holder of record of the Capital Securities may institute a legal proceeding directly against UPC to enforce the rights of the Institutional Trustee under the Subordinated Debt Securities, without first instituting any legal proceeding against the Institutional Trustee or any other person.

     Notwithstanding the foregoing, if a Declaration Event of Default with respect to the Trust has occurred and is continuing and such event is attributable to the failure of UPC to pay interest or principal (or premium, if any) on the Subordinated Debt Securities on the respective dates such interest or principal (or premium, if any) is due and payable (or in the case of redemption, on the redemption date), then a holder of record of Capital Securities may institute directly against UPC a proceeding for enforcement of payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of (or premium, if any) or interest on Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, UPC will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by UPC to such holder of Capital Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

     UPC has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period at any time, and from time to time, subject to certain conditions, for Extension Periods, each up to 10 consecutive semiannual periods. During each such Extension Period, semiannual Distributions on the Capital Securities would likewise be deferred (but would continue to accrue, despite such deferral, with interest thereon compounded semiannually to the fullest extent permitted by law). In the event that UPC exercises this right to defer interest payments on the Subordinated Debt Securities, then during any Extension Period (a) UPC shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by UPC of its obligations under any employee benefit plans,
(ii) as a result of a
reclassification of UPC's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of UPC's capital stock or rights to acquire such capital stock for another class or series of UPC's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of UPC's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends and distributions made on UPC's capital stock or rights to acquire such capital stock with UPC's capital stock or rights to acquire such capital stock or (v) any declaration of a dividend in connection with the implementation of UPC's Shareholder Rights Plan, or the redemption or repurchase of any rights pursuant thereto), or make guarantee payments with respect to the foregoing and (b) UPC shall not make any payment of interest, principal or premium if any, on or repay, repurchase or redeem any debt securities issued by UPC that rank pari passu with or junior to the Subordinated Debt Securities. Prior to the termination of any such Extension Period, UPC may further extend the interest payment period; provided, however, that each such Extension Period, together with all such previous and further extensions thereof, may not exceed 10 consecutive semiannual periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, UPC may commence a new Extension Period, subject to the terms set forth herein. See "Description of the Capital Securities" and "Description of the Subordinated Debt Securities."

     During each Extension Period, if any, each holder of Capital Securities will continue to accrue income (as original issue discount ("OID")) in respect of the deferred interest (see "United States Federal Income Taxation") allocable to its Capital Securities for United States federal income tax purposes, which will be allocated but not distributed. In such event, each holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash, and will not receive cash related to such income from the Trust if such holder disposes of its Capital Securities prior to the record date for payment of such deferred interest. See "United States Federal Income Taxation."

     UPC has no current intention of exercising its right to defer payments of interest on the Subordinated Debt Securities. However, should UPC determine to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of UPC's right to defer interest payments, the market price of the Capital Securities (which represent undivided beneficial interests in the Subordinated Debt Securities) may be more volatile than other securities on which OID accrues that do not have such rights.

PROPOSED TAX LEGISLATION

     On February 6, 1997, President Clinton proposed certain tax law changes that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations (the "Proposed Legislation") if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. As currently drafted, the Proposed Legislation would be effective generally for instruments issued on or after the date of first Congressional committee action. Under current law, UPC will be able to deduct interest on the Subordinated Debt Securities and, based upon the effective date of the Proposed Legislation as it is currently drafted, it is expected that if the Proposed legislation were enacted, such legislation would not apply retroactively to the Subordinated Debt Securities. However, if the Proposed Legislation is enacted with retroactive effect with respect to the Subordinated Debt Securities, UPC would not be entitled to an interest deduction with respect to the Subordinated Debt Securities. There can be no assurance, however, that the Proposed Legislation, if enacted, will not apply retroactively to the Subordinated Debt Securities or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of UPC to deduct the interest payable on the Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur which would permit UPC to cause a redemption of the Capital Securities. See "-- Redemption; Distribution" and "Description of the Subordinated Debt Securities -- Proposed Tax Legislation."

EXCHANGE OF CAPITAL SECURITIES FOR SUBORDINATED DEBT SECURITIES; TAX EVENT REDEMPTION

     UPC, as the holder of all the outstanding Common Securities of the Trust, has the right at any time to dissolve the Trust (including but not limited to the occurrence of a Tax Event) and, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by UPC), cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities on a pro rata basis in accordance with the aggregate stated liquidation amount thereof, in liquidation of the Trust. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution." Upon the occurrence of a Tax Event, in certain circumstances described herein, UPC will have the right to redeem the Subordinated Debt Securities, in whole or in part, in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as such Subordinated Debt Securities are redeemed by UPC. See "Description of the Capital Securities -- Tax Event Redemption." The exercise of such rights is subject to UPC having received prior approval to do so from the Federal Reserve if then required under applicable guidelines or policies of the Federal Reserve.

     Under current United States federal income tax law, a distribution of Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. Upon the occurrence of a Tax Event, however, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- US Holders -- Receipt of Subordinated Debt Securities or Cash upon Liquidation of Trust."

     There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debt Securities that may be distributed in exchange for Capital Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase in the secondary market or otherwise, or the Subordinated Debt Securities that a holder of Capital Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price paid to purchase the Capital Securities. Because the ability of the Trust to pay amounts due on the Capital Securities is wholly dependent upon UPC's making payments on the Subordinated Debt Securities as and when required, and because holders of Capital Securities may receive Subordinated Debt Securities upon liquidation of the Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Subordinated Debt Securities and should carefully review all the information regarding the Subordinated Debt Securities contained herein or incorporated herein by reference, and evaluate the credit risk of UPC. See "Description of the Capital Securities" and "Description of the Subordinated Debt Securities."

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

     The Indenture does not contain any provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction, including a change of control or other similar transactions involving UPC that may adversely affect such holders. See "Description of the Subordinated Debt Securities."

LIMITED VOTING RIGHTS

     Holders of Capital Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace any Union Planters Trustee (as defined herein), or to increase or decrease the number of Union Planters Trustees. Such voting rights with respect to the Union Planters Trustees are vested exclusively in the holder of the Common Securities, which will be UPC. See "Description of the Capital Securities."

TRADING PRICE

     The Capital Securities are expected to trade at a price per Capital Security plus accrued and unpaid Distributions, if any to the date of settlement. Because the Capital Securities pay Distributions at a fixed rate based upon the fixed interest rate payable on the Subordinated Debt Securities, the trading price of the Capital Securities may decline if interest rates rise.

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

     The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom, or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement. UPC and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer.

     To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

     The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration.

     The Old Capital Securities provide that, if the Exchange Offer is not consummated within 180 days of the original issuance of the Old Capital Securities, the Distribution rate borne by the Old Capital Securities will increase by 0.25% per annum commencing on the 181st day after the original issuance of the Old Capital Securities, until the Exchange Offer is consummated. Following consummation of the Exchange Offer, the Old Capital Securities will not be entitled to any increase in the Distribution rate thereon. The New Capital Securities will not be entitled to any such increase rate thereon.

ABSENCE OF PUBLIC MARKET

     The Old Capital Securities were issued to, and UPC believes are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will continue to be subject to restrictions on transferability to the extent that they are not exchanged for the New Capital Securities. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of UPC or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

     If a public trading market develops for the New Capital Securities, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of UPC, the New Capital Securities may trade at a discount. UPC and the Trust intend to apply for listing of the Capital Securities issued in the Exchange Offer as debt securities on a securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System. If the Subordinated Debt Securities are distributed to the holders of the Capital Securities, and the Capital Securities are then listed on such exchange or for such quotation, UPC will use its best efforts to have the Subordinated Debt Securities listed on such exchange or for such quotation as the Capital Securities are then listed.

     Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of UPC or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act or any other available exemptions under the Securities Act.

     Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

     Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. Neither UPC, the Trust nor the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of UPC and its subsidiaries as of December 31, 1996. The following data should be read in conjunction with the consolidated financial statements and notes thereto of UPC and its subsidiaries incorporated herein by reference. See "Incorporation of Certain Documents by Reference." The issuance of the New Capital Securities in the Exchange Offer will have no effect on the capitalization of UPC.

                                                                DECEMBER 31, 1996
                                                                      ACTUAL
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS)
Parent Company Long-Term Debt
  6.25% Subordinated Notes due 2003.........................        $   74,644
  6 3/4% Subordinated Notes due 2005........................            99,477
  Other.....................................................               400
                                                                    ----------
          Total Parent Company Long-Term Debt...............           174,521
Subsidiary Banks' Long-Term Debt
  Federal Home Loan Bank advances...........................           889,985
  Medium-Term Notes.........................................           135,000
  Other.....................................................            10,272
                                                                    ----------
          Total Subsidiary Banks' Long-Term Debt............         1,035,257
                                                                    ----------
Corporation-Obligated Mandatorily Redeemable Capital
  Pass-through
  Securities of Subsidiary Trust holding solely a
  Corporation-Guaranteed Related Subordinated Note..........           198,938
                                                                    ----------
          Total Long-Term Debt..............................         1,408,716
                                                                    ----------
Shareholders' Equity
  Series E, 8% Cumulative, Convertible Preferred Stock
     (3,352,347 shares issued and outstanding)(2)...........            83,809
  Common Stock, $5 par value; 100,000,000 shares authorized;
     64,927,320 shares issued...............................           324,637
  Additional paid-in capital................................           177,372
  Retained earnings.........................................           752,963
  Unearned compensation.....................................           (10,499)
  Unrealized gain on available for sale securities, net of
     taxes..................................................            24,592
                                                                    ----------
          Total shareholders' equity........................         1,352,874
                                                                    ----------
          Total long-term debt and shareholders' equity.....        $2,761,590
                                                                    ==========
Capital Ratios
  Equity/Assets.............................................              8.89%
  Leverage..................................................              9.61
  Tier 1 risk-based capital.................................             15.29
  Total risk-based capital..................................             18.32

---------------

(1) The Corporation-Obligated Mandatorily Redeemable Capital Pass-through Securities of Subsidiary Trust holding solely a Corporation-Guaranteed Related Subordinated Note reflects the Capital Securities. As described herein, the sole asset of the Trust is $206,186,000 of the 8.20% Junior Subordinated Deferrable Interest Debentures due 2026 of UPC, which will mature on December 15, 2026. UPC owns all of the Common Securities of the Trust. It is anticipated that the Trust will not be subject to the reporting requirements under the Securities Exchange Act of 1934.
(2) The Series E Preferred Stock has a stated liquidation value of $25 per share plus all dividends accrued and unpaid to the date of liquidation, and may be redeemed by UPC with the prior approval of the Federal Reserve Board after March 31, 1997, at $25 per share plus all dividends accrued and unpaid to the date fixed for the redemption. Each share is convertible at the option of the holder into 1.25 shares (4,190,434 shares at December 31, 1996) of UPC Common Stock prior to redemption.

RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratios of earnings to fixed charges of UPC for the respective periods indicated.

                                                          1996    1995    1994    1993    1992
                                                          ----    ----    ----    ----    ----
Excluding interest on deposits..........................  2.39X   3.24X   2.54X   3.77X   3.27X
Including interest on deposits..........................  1.33X   1.46X   1.33X   1.37X   1.27X

     For purposes of computing these ratios, earnings represent income before income taxes and cumulative effect of changes in accounting principles and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, include interest (other than on deposits but including capitalized interest) and the portion deemed representative of the interest factor of rents. Fixed charges, including interest on deposits, include all interest (including capitalized interest) and the portion deemed representative of the interest factor of rents.

ACCOUNTING AND REGULATORY TREATMENT

     The financial statements of the Trust will be consolidated into UPC's consolidated financial statements, with the Capital Securities being included in long-term debt on the consolidated balance sheet and shown as a separate line item in the long-term debt footnote as "Corporation-Obligated Mandatorily Redeemable Capital Pass-Through Securities of Subsidiary Trust holding Solely a Corporation Guaranteed Related Subordinated Note." Distributions with respect to the Capital Securities will be classified as interest expense on long-term debt in UPC's consolidated statement of earnings. The sole asset of the Trust is, and will continue to be, the Subordinated Debt Securities issued by UPC to the Trust. UPC has included and agrees that future reports of UPC filed under
Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") will: (a) present the Capital Securities issued by the Trust in the consolidated balance sheet of UPC as long-term debt with disclosure in the footnotes under a line item entitled "Corporation-Obligated Mandatorily Redeemable Capital Pass-Through Securities of Subsidiary Trust holding Solely a Corporation Guaranteed Related Subordinated Note"; (b) include in a footnote to the financial statements of UPC disclosure that the sole assets of the Trust are the Subordinated Debt Securities (stating the principal amount, interest rate and maturity date); and
(c) include in an audited footnote to the financial statements of UPC disclosure that (i) the Trust is wholly-owned by UPC; (ii) the sole assets of the Trust are the Subordinated Debt Securities (stating the principal amount, interest rate and maturity date); and (iii) the Capital Securities Guarantee relating to the Capital Securities of the Trust, when taken together with UPC's obligations under the Subordinated Debt Securities, the Indenture and the Declaration will provide a full and unconditional guarantee by UPC, on a subordinated basis, of payments due on such Capital Securities.

     Furthermore, in accordance with SEC Staff Accounting Bulletin No. 53, the Trust is not required to disclose separate financial statements because it is wholly-owned, has no independent operations, and has issued securities that contain a full and unconditional guarantee of its parent, UPC.

     UPC, for bank regulatory accounting and reporting purposes, will report the Capital Securities in UPC's regulatory financial statements as a minority interest in a consolidated subsidiary, and will classify the Distributions paid on the Capital Securities as income/expense of minority interest of a consolidated subsidiary. Additionally, UPC, based on guidance received from applicable regulatory agencies, will include the carrying value of the Capital Securities in UPC's computations of Tier 1 regulatory capital.

USE OF PROCEEDS

     Neither UPC nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and cancelled.

     The net proceeds to the Trust from the offering of the Old Capital Securities was approximately $199 million (before deducting expenses associated with the offering). All of the proceeds from the sale of the Old

Capital Securities were invested by the Trust in the Old Junior Subordinated Debt Securities. UPC's net proceeds from the sale of the Old Junior Subordinated Debt Securities to the Trust was added to its general corporate funds and were and may be used for general corporate purposes, including, but not limited to, working capital, capital expenditures, investments in or loans to subsidiaries, acquisitions of other financial institutions and entities engaged in activities permissible for banks or bank holding companies, refinancing of debt, including outstanding commercial paper and other short-term indebtedness, and satisfaction of other obligations of UPC and its subsidiaries. Pending such application by UPC, such net proceeds may be temporarily invested in short-term interest-bearing securities.

THE TRUST

     The Trust is a statutory business trust created under Delaware law pursuant to (i) a separate declaration of trust, (the "Original Declaration") executed by UPC, as sponsor for the Trust (the "Sponsor"), and the Union Planters Trustees (as defined herein) for the Trust and (ii) the filing of a certificate of trust for the Trust with the Delaware Secretary of State on December 4, 1996. The Original Declaration was amended and restated in its entirety pursuant to an Amended and Restated Declaration of Trust dated as of December 12, 1996 (the "Declaration") executed by the Sponsor and the Union Planters Trustees (as defined below). The Declaration has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of such Trust Securities in the Subordinated Debt Securities, and (iii) engaging in only those other activities necessary or incidental thereof. All of the Common Securities of the Trust are and will be directly or indirectly owned by UPC. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities except that upon an event of default under the Declaration in respect of the Trust, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. UPC acquired Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust has a term of approximately 55 years, but may earlier terminate as provided in the Declaration.

     The Trust's business and affairs are conducted by the trustees (the "Union Planters Trustee") appointed by UPC, as the holder of all of the Common Securities. The holder of the Common Securities is entitled to appoint, remove or replace any of, or increase or reduce the number of, the Union Planters Trustees. The duties and obligations of the Union Planters Trustees are governed by the Declaration. A majority of the Union Planters Trustees (the "Regular Trustees") are employees or officers of, or otherwise affiliated with, UPC. One Union Planters Trustee must be a financial institution that is unaffiliated with UPC and which is eligible and act as property trustee and as indenture trustee pursuant to the terms set forth herein (the "Institutional Trustee").

     Pursuant to the Declaration, the number of Union Planters Trustees is five. Three of the trustees are Regular Trustees. The fourth trustee is the Institutional Trustee. The First National Bank of Chicago, a national banking association, is the Institutional Trustee until removed or replaced by the holder of the Common Securities. The First National Bank of Chicago also serves as trustee under the Guarantee. The fifth trustee is required to be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). First Chicago Delaware Inc., an affiliate of the Institutional Trustee, is the Delaware Trustee. See "Description of the Capital Securities -- Voting Rights" herein. The Institutional Trustee holds title to the Subordinated Debt Securities for the benefit of the holders of the Trust Securities, and the Institutional Trustee has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Subordinated Debt Securities. In addition, the Institutional Trustee maintains exclusive control of a separate, segregated, non-interest bearing trust account (the "Property Account") to hold all payments made in respect of the Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of Distributions and payments on liquidation, redemption and otherwise to the holders of record of the Trust Securities issued by the Trust out of funds from the Property Account. UPC, as holder of all the Common Securities of the Trust, has the right, subject to the Trust Indenture Act with respect to the Institutional Trustee and Delaware law with respect to the Delaware Trustee, to appoint, remove or replace any Union Planters Trustee and to increase or decrease the number of Union Planters Trustees. UPC will pay all fees and expenses related to the Trust and the offering and sale of the Trust Securities. See "Description of the Subordinated Debt Securities -- Miscellane-ous." The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration with respect to the Trust, the Delaware Business Trust Act, as amended (the "Trust Act"), and the Trust Indenture Act. See "Description of the Capital Securities." The principal place of business of the Trust is c/o Union Planters Corporation, 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018,
Attention: Secretary.

                           UNION PLANTERS CORPORATION

     UPC is a multi-state bank holding company headquartered in Memphis, Tennessee, whose primary business is banking. At December 31, 1996, UPC had total consolidated assets of approximately $15.2 billion, total consolidated loans of approximately $10.4 billion, total consolidated deposits of approximately $11.5 billion and total consolidated shareholders' equity of approximately $1.4 billion. UPC's the largest independent bank holding company headquartered in Tennessee and is one of the fifty largest bank holding companies headquartered in the United States, as measured by total consolidated assets.

     UPC conducts its business activities through its principal bank subsidiary, the $6.0-billion-asset Union Planters National Bank ("UPNB"), founded in 1869 and headquartered in Memphis, Tennessee, and through 36 other bank subsidiaries in Tennessee, Mississippi, Missouri, Arkansas, Louisiana, Alabama and Kentucky (collectively, the "Banking Subsidiaries"). Through its Banking Subsidiaries, UPC provides a diversified range of financial services in the communities in which it operates, including traditional banking services; consumer, commercial and corporate lending; retail banking; mortgage origination and servicing; investment management and trust services; the issuance and servicing of credit and debit cards; the origination, packaging and securitization of the government-guaranteed portions of Small Business Administration loans; the purchase of delinquent Federal Housing Administration and Department of Veterans Affairs ("FHA/VA") government-insured/guaranteed loans from the Government National Mortgage Association ("GNMA") and other parties; full service and discount brokerage services; and the sale of annuities and certain bank-eligible insurance products.

     Through its Banking Subsidiaries, UPC operates approximately 438 banking offices and 544 ATMs. UPC's assets at December 31, 1996 are allocable by state to its banking offices approximately as follows: $10.2 billion in Tennessee, $2.3 billion in Mississippi, $1.3 billion in Missouri, $665 million in Arkansas, $579 million in Louisiana, $451 million in Alabama and $118 million in Kentucky.

     Acquisitions have been, and are expected to continue to be, an important part of the expansion of UPC's business. UPC completed four acquisitions in 1992, twelve in 1993, thirteen in 1994, three in 1995, and seven in 1996 adding approximately $1.6 billion in total assets in 1992, $1.7 billion in 1993, $3.8 billion in 1994, $1.3 billion in 1995 and $4.2 billion in 1996. For a discussion of UPC's acquisition program and the philosophy of UPC's management on that subject, see the caption "Acquisitions" (on page 6) and Note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1996, 1995 and 1994 (on pages 45 and 46) contained in UPC's Annual Report to Shareholders ("UPC's Annual Report") which is Exhibit 13 to UPC's Annual Report on Form 10-K for the year ended December 31, 1996, which Exhibit 13 is incorporated by reference herein to the extent indicated in said Form 10-K.

     UPC expects to continue to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions and entities engaged in businesses permissible for bank holding companies and banks. Future acquisitions may entail the payment by UPC of consideration in excess of the book value of the underlying net assets acquired, may result in the issuance of additional shares of UPC capital stock or the incurring of additional indebtedness by UPC, and could have a dilutive effect on the earnings or book value per share of UPC common stock. Moreover, significant charges against earnings are sometimes required incidental to acquisitions. For a discussion of the impact of acquisition related charges on UPC's earnings over the past few years, see the caption "Noninterest Expense" (on page 11) and Table 1; Summary of Consolidated Results (on page 23) of UPC's Annual Report.

     UPC is a legal entity separate and distinct from UPNB and UPC's other Banking Subsidiaries and affiliates. Because UPC is a holding company, its rights and the rights of its creditors and shareholders, including the holders of its Subordinated Debt Securities and the Guarantee, to participate in the assets of any subsidiary upon its liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors, except to the extent that UPC may itself be a creditor having recognized claims against such subsidiary, in which case it will share in such subsidiary's assets along with other creditors.

     There are various legal and regulatory limitations on the extent to which UPC's Banking Subsidiaries may extend credit, pay dividends or otherwise supply funds to UPC or any of its other subsidiaries. The approval of the Office of the Comptroller of the Currency is required if total dividends declared by a national bank in any calendar year should exceed net profits for that year combined with its retained net profits for the preceding two years. Moreover, banks may not pay dividends in excess of their undivided profits. In determining whether and to what extent to pay dividends, each Banking Subsidiary must also consider the effect of dividend payments on applicable risk-based capital and leverage requirements as well as policy statements of the federal regulatory agencies to the effect that, generally, banking organizations should pay dividends out of current operating earnings. In addition there are numerous governmental requirements and regulations which affect the activities of UPC and its bank and non-bank subsidiaries. See the discussion in Part I, Item 1 of UPC's Form 10-K for the year ended December 31, 1996 under the caption "Certain Regulatory Considerations" and see also Note 12 to UPC's audited consolidated financial statements for the years ended December 31, 1996, 1995 and 1994 (on pages 56 and 57) contained in UPC's Annual Report.

     UPC's corporate office is located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, and its telephone number is (901) 580-6000. Additional information concerning UPC is included in the documents incorporated by reference into this Prospectus. See "Available Information" and "Incorporation of Certain Documents by Reference."

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the Old Capital Securities, UPC and the Trust entered into the Registration Rights Agreements with the Initial Purchasers, pursuant to which UPC and the Trust agreed, among other things and subject to certain conditions, to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

     This Exchange Offer is being made to satisfy the contractual obligations of UPC and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities except that the New Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities, and holders of New Capital Securities will not be entitled to certain rights of holders of Old Capital Securities under the Registration Rights Agreement which will terminate upon the consummation of this Exchange Offer. In that regard, the Old Capital Securities provide, among other things, that UPC and the Trust must file a registration statement with the Commission by May 11, 1997 to register the New Capital Securities to be exchanged for the Old Capital Securities; to use their best efforts to cause such registration statement to be declared effective by June 10, 1997; and to consummate the Exchange Offer by July 10, 1997. Subject to certain exceptions, should UPC fail to file the registration statement, cause it to be declared effective or consummate the exchange offer within such time periods, in each instance the distribution rate on the Old Capital Securities would increase by 0.25% per annum beginning the next day after such missed date and ending on the date the particular event occurred; provided, however, the aggregate amount of these special payments could not exceed 0.50% per annum of the Liquidation Amount of the Capital Securities. However, upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances, and the

New Capital Securities, as noted earlier, will not have these rights. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Old Securities."

     The Exchange Offer is not being made to, nor will UPC or the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company who desires to deliver such Old Capital Securities by book-entry transfer at The Depository Trust Company.

     Pursuant to the Exchange Offer, UPC will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and all of the Old Junior Subordinated Debt Securities, of which $206,186,000 aggregate principal amount is outstanding, for like aggregate principal of the New Junior Subordinated Debt Securities. The New Guarantee and New Junior Subordinated Debt Securities have been registered under the Securities Act.

TERMS OF THE EXCHANGE

     UPC and the Trust hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $200,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date (as defined below) and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $200,000,000 of New Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof.

     The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus $200,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

     Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered or which are tendered but not accepted in connection with the Exchange Offer will remain outstanding and will continue to be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Old Securities."

     If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. UPC will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

     NEITHER THE BOARD OF DIRECTORS OF UPC NOR THE TRUSTEES OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST

MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" means 5:00 p.m., New York City time, on
            , 1997 unless the Exchange Offer is extended by UPC and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

     UPC and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if UPC and the Trust determine, in their sole and absolute discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "-- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by UPC and the Trust to constitute a material change, or if UPC and the Trust waive a material condition of the Exchange Offer, UPC or the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and UPC and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent (any such oral notice to be promptly confirmed in writing) and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which UPC or the Trust may choose to make any public announcement and subject to applicable law, neither UPC nor the Trust shall have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the Exchange Offer, UPC and the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "-- Withdrawal Rights") promptly after the Expiration Date.

     In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at The Depositary Trust Company ("DTC"), (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC.

     Subject to the terms and conditions of the Exchange Offer, UPC and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when UPC or the Trust gives oral or written notice to the Exchange Agent of UPC's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for UPC and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital

Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after UPC's and the Trust's acceptance for exchange of Old Capital Securities) or if UPC or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to UPC or the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of UPC and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

     Pursuant to the Letter of Transmittal, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by UPC, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

     Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at its address set forth under "-- Exchange Agent," on or prior to the Expiration Date and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

     If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Book Entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided, however, that all of the following guaranteed delivery procedures are complied with:

          (i) such tenders are made by or through an Eligible Institution;

          (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and

          (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

     The Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. The Trust reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by it not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Trust, be unlawful. The Trust also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither UPC, the Trust, any affiliates or assigns of UPC, the Trust or the Exchange Agent, nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Trust, proper evidence satisfactory to the Trust, in its sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

     Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, UPC and the Trust believe that holders of Old Capital Securities (other than any holder that is an "affiliate" of UPC or the Trust as defined under Rule 405 of the Securities Act) who exchange their Old Capital Securities for New Capital Securities pursuant to the Exchange Offer may offer such New Capital Securities for resale, resell such New Capital Securities and otherwise transfer such New Capital Securities without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Capital Securities and have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities. However, the staff of the Commission has not considered this Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to this Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if timely delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Old Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, which determination shall be final and binding on all parties. Neither UPC, the Trust, any affiliates or assigns of UPC or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE NEW CAPITAL SECURITIES

     Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been made, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such Distributions have been made, from and after December 12, 1996. However, because Distributions on the New Capital Securities will accumulate from December 12, 1996, or the last Distribution Date, whichever is the latter, the amount of the Distributions received by holders whose Old Capital Securities are accepted for exchange will not be affected by the exchange.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

          (a) there shall occur a change in the current interpretations by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of UPC or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities; or

          (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in UPC's and the Trust's judgment, would reasonably be expected to impair the ability of UPC or the Trust to proceed with the Exchange Offer; or

          (c) any law, statute, rule or regulation shall have been adopted or enacted which, in UPC's and the Trust's judgment, would reasonably be expected to impair the ability of UPC or the Trust to proceed with the Exchange Offer;

          (d) a banking moratorium shall have been declared by United States federal or Tennessee or New York State authorities which, in UPC's and the Trust's judgment, would reasonably be expected to impair the ability of UPC or the Trust to proceed with the Exchange Offer;

          (e) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in UPC's and the Trust's judgment, would reasonably be expected to impair the ability of UPC or the Trust to proceed with the Exchange Offer; or

          (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of UPC or the Trust, threatened for that purpose; or

          (g) any governmental approval has not been obtained, which approval UPC and the Trust shall, in their sole judgment, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

          (h) any change, or any development involving a prospective change, in the business or financial affairs of UPC or the Trust or any of their subsidiaries have occurred which, in the sole judgment of UPC and the Trust, might materially impair the ability of UPC or the Trust to proceed with the Exchange Offer; or

          (i) UPC and the Trust shall have determined, in their sole discretion, that consummation of the Exchange Offer could result in adverse tax consequences to UPC and/or the Trust (in which event UPC and the Trust could proceed with a shelf registration of the Old Capital Securities). See "The Exchange Offer -- Purpose and Effect of the Exchange Offer."

     If UPC and the Trust determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, UPC and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, UPC and the Trust will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and UPC and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     The First National Bank of Chicago has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                       The First National Bank of Chicago
                  c/o First Chicago Trust Company of New York
                                 14 Wall Street
                              8th Floor, Window 2
                            New York, New York 10005
                      Attn: Corporate Trust Administration
                           Telephone: (212) 240-8801
                            Telefax: (212) 240-8938

     Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     UPC has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. UPC will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither UPC nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                     DESCRIPTION OF THE CAPITAL SECURITIES

     The Old Capital Securities were issued, and the New Capital Securities will be issued pursuant to the terms of the Declaration. It is expected that at the time the Registration Statement becomes effective under the Securities Act, the Declaration will be qualified under the Trust Indenture Act. The Declaration will not be qualified under the Trust Indenture Act, except upon effectiveness of a registration statement for the Exchange Offer. See "Description of the Capital Securities -- Exchange Offer; Registration Rights." By its terms, however, the Declaration will incorporate certain provisions of the Trust Indenture Act, and, upon consummation of the Exchange Offer, the Declaration will be subject to and governed by the Trust Indenture Act. The Institutional Trustee, The First National Bank of Chicago, will act as trustee for the Capital Securities under the Declaration. The terms of the Capital Securities includes those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Capital Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to the Declaration (a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part), the Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Regular Trustees of the Trust to issue on behalf of the Trust the Trust Securities in respect of the Trust, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities of the Trust are owned by UPC. The Common Securities will rank pari passu, and payments will be made thereon on a pro rata basis, with the Capital Securities except that upon the occurrence and during the continuance of a Declaration Event of Default with respect to the Trust, the rights of the holders of the Common Securities to receive payment of periodic Distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities, or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee owns the Subordinated Debt Securities purchased by the Trust from UPC for the benefit of the holders of the Trust Securities. The payment of Distributions out of money held by the Trust, and payments upon redemption of the Capital Securities or liquidation of the Trust, are guaranteed by UPC to the extent described under "Description of the Guarantee." The Guarantee is and will continue to be held by The First National Bank of Chicago, the Guarantee Trustee, for the benefit of the holders of the Capital Securities. The Guarantee does not cover payment of Distributions in respect of Capital Securities to the extent the Trust does not have available funds to pay such Distributions. In such event, the remedy of holders of such Capital Securities would be, through the vote of holders of a majority in liquidation amount of such Capital Securities, to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Subordinated Debt Securities held by the Trust except in the limited circumstances in which a holder of such Capital Securities may take Direct Action. See "-- Voting Rights" and "-- Declaration Events of Default."

DISTRIBUTIONS

     Distributions on the Capital Securities will be fixed at a rate per annum of 8.20% of the stated liquidation amount of $1,000 per Capital Security. Distributions in arrears for more than one semiannual period will accrue on the Capital Securities at the distribution rate per annum of 8.20%, compounded semiannually. The term "Distribution" as used herein includes cash distributions and any such compounded distributions payable unless otherwise stated. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed per 30-day month.

     Distributions on the Capital Securities are cumulative, accrue from December 12, 1996 and are payable semiannually in arrears on June 15 and December 15 of each year, commencing June 15, 1997, when, as and if available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

     UPC has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period at any time and from time to time, subject to the conditions described below. If such right is exercised, semiannual Distributions on the Capital Securities will also be deferred (though such Distributions would continue to accrue at the distribution rate of 8.20% per annum compounded semiannually (to the extent permitted by law) since interest would continue to accrue on the of Subordinated Debt Securities at a rate of 8.20% per annum, compounded semiannually, to the extent permitted by law) during any Extension Period. Such right to extend any interest payment period for the Subordinated Debt Securities is limited to Extension Periods, each not exceeding 10 consecutive semiannual periods, and no Extension Period may be initiated while accrued interest from a prior completed Extension Period is unpaid or while UPC is in default on the payment of interest that has become due and payable on the Subordinated Debt Securities, and no Extension Period may extent beyond the maturity of the Subordinated Debt Securities. In the event that UPC exercises this right, then during any Extension Period (a) UPC shall not declare or pay dividends on, make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by UPC of its obligations under any employee benefit plans, (ii) as a result of a reclassification of UPC's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of UPC's capital stock or rights to acquire such capital stock for another class or series of UPC's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of UPC's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends and distributions made on UPC's capital stock or rights to acquire such capital stock with UPC's capital stock or rights to acquire such capital stock, or (v) any declaration of a dividend in connection with the implementation of UPC's Shareholder Rights Plan, (or the redemption or repurchase of any rights pursuant thereto), or make guarantee payments with respect to the foregoing and (b) UPC shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by UPC that rank pari passu with or junior to the Subordinated Debt Securities. Prior to the termination of any such Extension Period in respect of the Subordinated Debt Securities, UPC may further extend the interest payment period; provided, however, that each such Extension Period in respect of the Subordinated Debt Securities, together with all such previous and further extensions thereof, may not exceed 10 consecutive semiannual periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period in respect of the Subordinated Debt Securities and the payment of all amounts then due, UPC may commence a new Extension Period, subject to the above requirements. See "Description of the Subordinated Debt Securities -- Interest" and "-- Option to Extend Interest Payment Period." If Distributions are deferred, the Distributions due shall be paid on the date that the related Extension Period terminates to holders of applicable Capital Securities as they appear on the books and records of the Trust on the record date immediately preceding such date.

     Distributions on the Capital Securities must be paid on the dates payable (after giving effect to any Extension Period) to the extent that the Trust has funds available for the payment of such Distributions in the Property Account. The Trust's funds available for distribution to the holders of the Capital Securities will be limited to payments received from UPC on the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities." The payment of Distributions out of moneys held by the Trust is guaranteed by UPC to the extent set forth under "Description of the Guarantee."

     Distributions on the Capital Securities will be payable to the holders thereof as they appear on the books and records of the Trust on relevant record dates. Such Distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Subordinated Debt Securities in the Property Account of the Trust for the benefit of the holders of the Capital Securities. While the Capital Securities are held solely in book-entry only form, the relevant record date will be one Business Day (as defined below) prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the Capital Securities do not continue to remain in book-entry only form, the Regular Trustees shall select record dates, which shall be 15 days prior to the relevant payment date. Payments in respect of the Capital Securities held in registered certificated form will be made by check to the holder entitled thereto. In the event that any date on which Distributions are to be made on the Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

REDEMPTION

     The Subordinated Debt Securities will mature on December 15, 2026 and may be redeemed by UPC at par, together with accrued and unpaid interest thereon to the date of redemption, in whole or in part, at any time in certain circumstances upon the occurrence of a Tax Event. In addition, the Subordinated Debt Securities may be redeemed by UPC, in whole or in part, at any time and from time to time on or after December 15, 2006, other than upon the occurrence of a Tax Event, at the Call Prices (expressed as a percentage of the principal amount) expressed below:

IF REDEEMED DURING THE
12-MONTH PERIOD BEGINNING                                       CALL PRICE
-------------------------                                       ----------
December 15, 2006...........................................     103.8340%
December 15, 2007...........................................     103.4506
December 15, 2008...........................................     103.0672
December 15, 2009...........................................     102.6838
December 15, 2010...........................................     102.3004
December 15, 2011...........................................     101.9170
December 15, 2012...........................................     101.5336
December 15, 2013...........................................     101.1502
December 15, 2014...........................................     100.7668
December 15, 2015...........................................     100.3834

and thereafter at 100% of the principal amount, (each a "Call Price"), together, in each case, with accrued and unpaid interest thereon to the date of redemption. In each case, the right of UP to redeem the Subordinated Debt Securities is subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

     Upon the repayment in full at maturity or redemption in whole or in part of the Subordinated Debt Securities (other than following the distribution of the Subordinated Debt Securities to the holders of the Trust Securities), the proceeds from such repayment or payment shall simultaneously be applied to redeem on a pro rata basis (i) at $1,000 per Trust Security, plus accrued and unpaid distributions to the date of repayment (in the case of repayment at maturity) or (ii) at the Redemption Price (in the case of payment on redemption), Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so repaid or redeemed; provided, however, that holders of such Trust Securities shall be given no less than 30 nor more than 60 days' notice of such redemption (other than at the scheduled maturity of the Subordinated Debt Securities). See "Description of the Subordinated Debt Securities -- Redemption." In the event that fewer than all of the outstanding Capital Securities are to be redeemed, such Capital Securities will be redeemed in accordance with the procedures of DTC (as defined herein) as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

TAX EVENT REDEMPTION

     "Tax Event" means that the Regular Trustees of the Trust shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action") or (c) any amendment to, clarification of or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective or such Administrative Action or decision is announced, in each case, on or after December 12, 1996, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Subordinated Debt Securities held by the Trust or subject to more than a de minimis amount of other taxes, duties or other governmental charges, (ii) any portion of interest payable by UPC to the Trust on the Subordinated Debt Securities is not, or within 90 days of the date thereof will not be, deductible by UPC for United States federal income tax purposes, or
(iii) UPC could become liable to pay, on the next date on which any amount would be payable with respect to the Subordinated Debt Securities, any Additional Interest (as defined herein).

     If, at any time, a Tax Event in respect of the Trust should occur and be continuing, and UPC receives an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of such Tax Event there is more than an insubstantial risk that UPC would be precluded from deducting the interest on the Subordinated Debt Securities held by the Institutional Trustee for United States federal income tax purposes, even if the Subordinated Debt Securities were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust (as described in "-- Liquidation Distribution Upon Dissolution" below), UPC shall have the right at any time, subject to receipt by UPC of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, within 90 days following the occurrence of such Tax Event, upon not less than 30 nor more than 60 days' notice, to redeem the Subordinated Debt Securities held by the Institutional Trustee, in whole or in part, for cash so long as such Tax Event is continuing, at their full principal amounts plus any accrued and unpaid interest thereon to the dates of redemption (the "Tax Event Redemption") and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed shall be redeemed by the Trust at the applicable Redemption Price; provided, however, that (i) if at the time there is available to UPC or the Trust the opportunity to eliminate, within such 90-day period the adverse effects of the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, UPC or the holders of the Trust Securities and (ii) if such notice has not yet been given, UPC or the Trust will pursue such measure in lieu of redemption.

REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all of the outstanding Capital Securities unless all accrued and unpaid Distributions have been paid on all such Capital Securities for all semiannual distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of Capital Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that UPC has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debt Securities, the Institutional Trustee will irrevocably deposit with the Depositary or its nominee funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay such Redemption Price to the holders of such Capital Securities. See "-- Book-Entry Only Issuance -- The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, Distributions will cease to accrue on the Capital Securities so called for redemption and all rights of holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the applicable Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities is improperly withheld or refused and not paid by the Institutional Trustee or by UPC pursuant to the Guarantee, Distributions on such Capital Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Capital Securities are to be redeemed, Capital Securities will be redeemed in accordance with the procedures of DTC as described below under "-- Book-Entry Only Issuance -- The Depository Trust Company."

     In the event of any redemption of Capital Securities in part, the Trust shall not be required to (i) issue, register the transfer of or exchange any Certificated Security (as defined herein) during a period beginning at the opening of business 15 days before any selection for redemption of Capital Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Capital Securities to be so redeemed or (ii) register the transfer of or exchange any Certificated Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Certificated Securities being redeemed in part.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), provided the acquiror is not the holder of the Common Securities or the obligor under the Subordinated Debt Securities, UPC or its subsidiaries may at any time, and from time to time, purchase outstanding Capital Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Pursuant to the Declaration, the Trust shall dissolve (i) on December 31, 2050, the expiration of the term of the Trust, (ii) upon the bankruptcy of UPC or the Trust, (iii) (other than in connection with a merger, consolidation or similar transaction not prohibited by the Indenture, the Declaration or the Guarantee, as the case may be) upon the filing of a certificate of dissolution or its equivalent with respect to UPC, upon the consent of the holders of at least a majority in liquidation amount of the Trust Securities voting together as a single class to file a certificate of cancellation with respect to the Trust, or upon the revocation of the charter of UPC and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon exercise of the right of the holder of all of the outstanding Common Securities to dissolve the Trust as described below, (v) upon the entry of a decree of a judicial dissolution of UPC or the Trust, or (vi) upon the redemption of all of the Trust Securities. Pursuant to the Declaration, as soon as practicable after the dissolution of the Trust and upon completion of the winding up of the Trust, the Trust shall terminate upon the filing of a certificate of cancellation.

     In the event of any voluntary or involuntary dissolution of the Trust (each a "Dissolution Event") other than in connection with a redemption of the Subordinated Debt Securities as previously described, the holders of the Capital Securities issued by the Trust will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by UPC), distributions in an amount equal to the aggregate of the stated liquidation amount of $1,000 per Capital Security (the "Liquidation Amount") plus accrued and unpaid Distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Dissolution Event, Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with identical premium to, if any, with an interest rate identical to the distribution rate of, and bearing accrued and unpaid interest equal to accrued and unpaid Distributions on such Capital Securities, have been distributed on a pro rata basis to the holders of such Capital Securities in exchange for such Capital Securities as is required under certain circumstances as described below.

     UPC, as the holder of all of the Common Securities, has the right at any time to dissolve the Trust (including but not limited to the occurrence of a Tax Event), subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, with the result that, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by UPC), unless the Subordinated Debt Securities held by the Trust are redeemed in the circumstances described herein, the Subordinated Debt Securities would be distributed to the holders of the Trust Securities in liquidation of the holders' interests in the Trust in accordance with its aggregate stated liquidation amount thereof, in liquidation of the Trust.

     If an early dissolution occurs as described in clause (i), (ii), (iii) or
(v) of the first paragraph of this section, the Trust shall be dissolved by the Union Planters Trustees as expeditiously as such Union Planters Trustees determine to be possible by distributing, after paying or making reasonable provision to pay all claims and obligations of the Trust in accordance with applicable law (to the extent not paid by UPC), to the holders of the Trust Securities, the Subordinated Debt Securities, unless such distribution is determined by the Institutional Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after paying or making reasonable provision to pay all claims and obligations of the Trust in accordance with applicable law (to the extent not paid by UPC), an amount equal to the Liquidation Distribution. An early dissolution of the Trust pursuant to clause (iv) above shall occur only if the Union Planters Trustees determine that such liquidation is possible by distributing, after paying or making reasonable provision to pay all claims and obligations of the Trust in accordance with applicable law (to the extent not paid by UPC), to the holders of the Trust Securities issued by the Trust, the Subordinated Debt Securities, and each such distribution occurs.

     If, upon any such Dissolution Event, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on such Capital Securities shall be paid on a pro rata basis. The holder of the Common Securities issued by the Trust will be entitled to receive distributions upon any such Dissolution Event pro rata with the holders of such Capital Securities, except that if a Declaration Event of Default has occurred and is continuing in respect of the Trust, the Capital Securities shall have a preference over the Common Securities with regard to such distributions.

     Upon any Dissolution Event in connection with which the Subordinated Debt Securities are distributed, if at the time of such Dissolution Event the Capital Securities are rated by at least one nationally recognized statistical rating organization, UPC will use its best efforts to obtain from at least one other rating organization a rating for the Subordinated Debt Securities.

     After the date for any distribution of Subordinated Debt Securities upon dissolution of the Trust, (i) the Trust Securities will be deemed to be no longer outstanding, (ii) the Depositary (as defined herein) or its nominee, as the record holder of the Capital Securities, will receive a registered Global Certificate (as defined herein) or Certificates representing the Subordinated Debt Securities to be delivered upon such dissolution, and (iii) any certificates representing Capital Securities not held by the Depositary or its nominee will be deemed to represent undivided beneficial interests in such of the Subordinated Debt Securities as have an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and bearing accrued and unpaid interest equal to accrued and unpaid Distributions on, such Capital Securities until such certificates are presented to UPC or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for either the Capital Securities or the Subordinated Debt Securities that may be distributed in exchange for the Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, whether in the secondary market or otherwise, or the Subordinated Debt Securities that an investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount to the price paid to purchase the Capital Securities.

DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture in respect of the Subordinated Debt Securities issued to the Trust (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (each a "Declaration Event of Default"); provided, however, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to such Common Securities until all Declaration Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to such Capital Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities, and only the holders of such Capital Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. The holders of a majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after the holders of a majority in liquidation amount of such Capital Securities have so directed the Institutional Trustee, to the fullest extent permitted by law, a holder of record of such Capital Securities may institute a legal proceeding against UPC to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default relating to Capital Securities of the Trust has occurred and is continuing and such event is attributable to the failure of UPC to pay interest or principal (or premium, if any) on the Subordinated Debt Securities issued to the Trust on the respective dates such interest or principal (or premium, if any) is payable (or in the case of redemption, the redemption date), then a holder of record of such Capital Securities may institute a Direct Action against UPC for payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of (or premium, if any) or interest on Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder. In connection with such Direct Action, UPC will be subrogated to the rights of such holder of Capital Securities under the applicable Declaration to the extent of any payment made by UPC to such holder of Capital Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities issued to the Trust.

     Upon the occurrence of a Declaration Event of Default relating to Capital Securities, the Institutional Trustee, so long as it is the sole holder of the Subordinated Debt Securities issued to the Trust, the right under the Indenture to declare the principal of (or premium, if any) and interest on the Subordinated Debt Securities to be immediately due and payable. UPC and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

     Except as described herein, under the Trust Act and under "Description of the Guarantee -- Modification of the Guarantee; Assignment", and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights. The Regular Trustees are required to call a meeting of the holders of the Capital Securities if directed to do so by holders of at least 10% in aggregate liquidation amount thereof.

     Subject to the requirements set forth in this paragraph, the holders of a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon such Institutional Trustee under the Declaration, including the right to direct such Institutional Trustee, as holder of the Subordinated Debt Securities, to (i) exercise the remedies available to it under the Indenture as a holder of the Subordinated Debt Securities, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debt Securities shall be due and payable or (iv) consent on behalf of all the holders of the Capital Securities to any amendment, modification or termination of the Indenture or the Subordinated Debt Securities where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Subordinated Debt Securities (a "Super-Majority") affected thereby, the Institutional Trustee may only give such consent or take such action at the written direction of the holders of at least the proportion in aggregate liquidation amount of the Capital Securities outstanding which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after the holders of a majority in liquidation amount of such Capital Securities have so directed the Institutional Trustee, to the extent permitted by law, a holder of record of the Capital Securities may institute a legal proceeding directly against UPC to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default relating to the Capital Securities has occurred and is continuing and such event is attributable to the failure of UPC to pay interest or principal on the Subordinated Debt Securities on the respective dates such interest or principal is due and payable (or in the case of redemption, the redemption date) then a holder of record of Capital Securities may directly institute a proceeding for enforcement of payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of (or premium, if any) or interest on the Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder. The Institutional Trustee shall notify all holders of the Capital Securities of any default actually known to the Institutional Trustee with respect to the Subordinated Debt Securities unless
(x) such defaults have been cured prior to the giving of such notice or (y) the Institutional Trustee determines in good faith that the withholding of such notice is in the interest of the holders of such Capital Securities, except where the default relates to the payment of principal of (or premium, if any) or interest on any of the Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     In the event the consent of the Institutional Trustee, as the holder of the Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, such Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of such Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of such Trust Securities outstanding which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of such Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Capital Securities may be given at a separate meeting of such holders convened for such purpose, at a meeting of all of the such holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of such Capital Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Capital Securities will be required for such Trust to redeem and cancel such Capital Securities or distribute the Subordinated Debt Securities in accordance with the Declaration.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned at such time by UPC or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with UPC, shall not entitle the holders thereof to vote or consent and shall, for purposes of such vote or consent, be treated as if such Capital Securities were not outstanding.

     The procedures by which holders of Capital Securities may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

     Holders of the Capital Securities to appoint or remove the Union Planters Trustees, who may be appointed, removed or replaced solely by UPC as the holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be amended without the consent of the holders of the Trust Securities to: (i) cure any ambiguity; (ii) correct or supplement any provision in such Declaration that may be defective or inconsistent with any other provision of such Declaration; (iii) add to the covenants, restrictions or obligations of UPC; (iv) conform to any change in Rule 3a-5 under the Investment Company Act of 1940, as amended (the "1940 Act"), or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority, which amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of such Trust Securities; and (v) modify, eliminate and add to any provision of such Declaration, provided, however, that no such modification, elimination or addition shall adversely affect the powers, preferences or special rights of the holders of such Trust Securities.

     In addition, the Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee and the Delaware Trustee), provided, however, that, if any proposed amendment provides for, or such Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the applicable Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of such Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of such Trust Securities affected thereby; provided, however, that if any amendment or proposal referred to in clause (i) above would adversely affect only the Capital Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

     Notwithstanding any provision of the Declaration, the provisions of Section 316(b) of the Trust Indenture Act incorporated by reference into the Declaration provides that the right of any holder of Capital Securities to receive payments of Distributions and other payments upon redemption or otherwise on or after their respective due dates, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, the Institutional Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by, a trust organized as such under the laws of any State of the United States; provided, however, that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under Trust Securities issued by the Trust or (y) substitutes for such Trust Securities other securities having substantially the same terms as such Trust Securities (the "Successor Securities"), so that the Successor

Securities rank the same as such Trust Securities rank with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) UPC expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Subordinated Debt Securities, (iii) the Capital Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which such Capital Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause such Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in such successor entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Regular Trustees shall have received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in such successor entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be classified as other than a grantor trust for United States federal income tax purposes, and (viii) UPC guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the applicable Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of The Depository Trust Company ("DTC") that effect transfers of interests in the global certificate or certificates issued in connection with sales of Capital Securities. Except as described in the next paragraph, the Old Capital Securities have been, and the New Capital Securities will be, issued only as fully registered securities registered in the name of Cede & Co. (as nominee for DTC). One or more fully registered global Capital Security certificates (the "Global Certificates") will be issued, representing, in the aggregate, the New Capital Securities, and will be deposited with DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Capital Securities as represented by a Global Certificate.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Purchases of Capital Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual purchaser of each Capital Security ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Capital Securities, except in the event that use of the book-entry system for the Capital Securities is discontinued.

     To facilitate subsequent transfers, all the Capital Securities deposited by Participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of Capital Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the Capital Securities. DTC's records will reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate in respect of the Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of record of the Capital Securities represented thereby for all purposes under the Declaration in respect of such Capital Securities and such Capital Securities. No Beneficial Owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures.

     DTC has advised UPC that it will take any action permitted to be taken by a holder of Capital Securities (including the presentation of Capital Securities for exchange as described below) only at the direction of one or more Participants to whose accounts the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is a Declaration Event of Default with respect to a series of the Capital Securities, DTC will, upon notice, exchange the Global Certificates in respect of such series of Capital Securities for certificated securities, which it will distribute to its Participants.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices in respect of a series of Capital Securities held in book-entry form will be sent to Cede & Co. If less than all of the Capital Securities of a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to the Capital Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Distributions on the Capital Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Direct Participants and Indirect Participants and not of DTC, the Trust or UPC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

     Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC, the Direct Participants and the Indirect Participants to exercise any rights under the Capital Securities.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither UPC, the Trust nor the Institutional Trustee will have any responsibility for the performance by DTC or its Direct Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Capital Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Capital Security certificates are required to be printed and delivered. Additionally, the Trust (with the consent of UPC) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Capital Securities. In that event, certificates for such Capital Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that UPC and the Trust believes to be reliable, but neither UPC nor the Trust takes responsibility for the accuracy thereof.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Capital Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution payment dates or, in the case of Certificated Securities in non-book-entry form, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on books and records of the Trust. The paying agent for the Trust Securities (the "Paying Agent") shall initially be The First National Bank of Chicago. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Institutional Trustee. In the event that The First National Bank of Chicago shall no longer be the Paying Agent, the Institutional Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

     The Institutional Trustee serves as registrar, transfer agent and Paying Agent for the Capital Securities.

     Registration of transfers or exchanges of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or UPC may require) in respect of any tax or other government charges which may be imposed in relation to it.

     The Trust will not be required to register or cause to be registered the transfer or exchange of Capital Securities after such Capital Securities have been called for redemption.

RESTRICTIONS ON TRANSFER

     The Capital Securities may be transferred only in blocks having a Liquidation Amount of not less than $100,000. Any such transfer of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be null and void and of no legal effect whatsoever. Any such transferee shall not be deemed to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise such of the rights and powers vested in it by such Declaration, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Capital Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the applicable Guarantee and the Indenture. UPC and certain of its subsidiaries conduct certain banking transactions with the Institutional Trustee in the ordinary course of their business.

     Whenever in the exercise of its rights or powers or the performance of its duties under the Declaration the Institutional Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action thereunder, an Institutional Trustee (i) may request instructions from the holders of the Capital Securities which instructions may only be given by the holders of a majority, or such other proportion, in liquidation amount of the Capital Securities as would be entitled to direct the Institutional Trustee under the terms of such Capital Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and
(iii) shall be protected in conclusively relying on or acting in or accordance with such instructions.

PROPOSED TAX LEGISLATION

     On February 6, 1997, President Clinton proposed certain tax law changes that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations (the "Proposed Legislation") if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. As currently drafted, the Proposed Legislation would be effective generally for instruments issued on or after the date of first Congressional committee action. Under current law, UPC will be able to deduct interest on the Subordinated Debt Securities and, based upon the effective date of the Proposed Legislation as it is currently drafted, it is expected that if the Proposed legislation were enacted, such legislation would not apply retroactively to the Subordinated Debt Securities. However, if the Proposed Legislation is enacted with retroactive effect with respect to the Subordinated Debt Securities, UPC would not be entitled to an interest deduction with respect to the Subordinated Debt Securities. There can be no assurance, however, that the Proposed Legislation, if enacted, will not apply retroactively to the Subordinated Debt Securities or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of UPC to deduct the interest payable on the Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur which would permit UPC to cause a redemption of the Capital Securities. See "-- Redemption; Distribution" and "Description of the Subordinated Debt Securities -- Proposed Tax Legislation."

GOVERNING LAW

     The Declaration and the Capital Securities of the Trust are governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act nor be characterized as other than a grantor trust for United States federal income tax purposes. UPC is authorized and directed to conduct its affairs so that the Subordinated Debt Securities will be treated as indebtedness of UPC for United States federal income tax purposes. In this connection, UPC and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the Declaration or the Charter of UPC, that each of UPC and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Capital Securities or vary the terms thereof.

     Holders of the Capital Securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee which has been executed and delivered by UPC for the benefit of the holders from time to time of the Capital Securities. The First National Bank of Chicago is trustee (the "Guarantee Trustee") under the Guarantee. The terms of the Guarantee are those set forth in the Guarantee and those made a part of such Guarantee by the Trust Indenture Act. This summary of the material terms of the Guarantee does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee and the Trust Indenture Act. The Guarantee is held by the Guarantee Trustee for the benefit of the holders of the Capital Securities.

GENERAL

     Pursuant to the Guarantee, UPC has irrevocably and unconditionally agreed, to the extent set forth therein, to pay in full, to the holders of the Capital Securities, the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments with respect to Capital Securities, to the extent not paid by the Trust (the "Guarantee Payments"), will be subject to the Guarantee (without duplication):
(i) any accrued and unpaid Distributions which are required to be paid on Capital Securities, to the extent the Trust shall have funds available therefor;
(ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Trust has funds available therefor, with respect to any Capital Securities called for redemption; and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Capital Securities upon the redemption of all of the Capital Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on such Capital Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of such Capital Securities in liquidation of the Trust. UPC's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by UPC to the holders of Capital Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee does not apply to any payment of Distributions except to the extent the Trust shall have funds available therefor, which funds will not be available except to the extent UPC has made payments of interest (or premium, if any) or principal or other payments on the Subordinated Debt Securities purchased by the Trust. See "Description of the Subordinated Debt
Securities -- Certain Covenants." The Guarantee, when taken together with UPC's obligations under the Subordinated Debt Securities, the Declaration and the Indenture, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee on a subordinated basis by UPC of payments due on the Capital Securities.

     Because the Guarantee is a guarantee of payment and not of collection, holders of the Capital Securities may proceed directly against UPC as guarantor, rather than having to proceed against the Trust before attempting to collect from UPC, and UPC waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against the Company. Such obligations will not be discharged except by payment of the Guarantee Payments in full. The Old Guarantee is, and the New Guarantee will be, deposited with the Guarantee Trustee to be held for the benefit of the holders of Capital Securities. Except as otherwise noted herein, the Guarantee Trustee has the right to enforce the Guarantee on behalf of the holders of the Capital Securities.

     UPC has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities of the Trust (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon an event of default under the Declaration, holders of Capital Securities of shall have priority over holders of Common Securities with respect to Distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF UPC UNDER THE GUARANTEE

     In the Guarantee, UPC covenants that, so long as any Capital Securities remain outstanding, if UPC shall be in default under such Guarantee or there shall have occurred and be continuing any event that would constitute an event of default under the Declaration, then (a) UPC shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of UPC's capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by UPC of its obligations under any employee benefit plans, (ii) as a result of a reclassification of UPC's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of UPC's capital stock or rights to acquire such capital stock for another class or series of UPC's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of UPC's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends and distributions made on UPC's capital stock or rights to acquire such capital stock with UPC's capital stock or rights to acquire such capital stock, or (v) any declaration of a dividend in connection with the implementation of UPC's Shareholder Rights Plan or the redemption or repurchase of any such rights pursuant thereto), or make any guarantee payments with respect to the foregoing and (b) UPC shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by UPC that rank pari passu with or junior to the Subordinated Debt Securities.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Capital Securities in any material respect (in which case no vote of such holders will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Capital Securities. All guarantees and agreements contained in a Guarantee shall bind the successors, assigns, receivers, trustees and representatives of UPC and shall inure to the benefit of the holders of the Capital Securities then outstanding.

TERMINATION

     The Guarantee will terminate as to the Capital Securities (a) upon full payment of the Redemption Price of all Capital Securities, (b) upon distribution of the Subordinated Debt Securities held by the Trust to the holders of the Capital Securities or (c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Capital Securities must restore payment of any sums paid under such Capital Securities or Guarantee.

EVENTS OF DEFAULT

     An event of default under a Guarantee in respect of the Trust will occur upon the failure of UPC to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee of such Capital Securities or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee. A holder of record of such Capital Securities may institute a legal proceeding directly against UPC to enforce the Guarantee Trustee's rights under such Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Pursuant to the Guarantee, UPC will waive any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against UPC.

STATUS OF THE GUARANTEE

     UPC's obligations under the Guarantee are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined) of UPC and are also effectively subordinated to claims of creditors of UPC's subsidiaries. The terms of the Capital Securities provide that each holder of Capital Securities, by acceptance thereof, agrees to the subordination provisions and other terms of the Guarantee relating thereto. Because UPC is a holding company, the right of UPC to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent UPC may itself be recognized as a creditor of that subsidiary. Accordingly, UPC's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of UPC's subsidiaries, and claimants should look only to the assets of UPC for payments thereunder. See "Union Planters Corporation." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of UPC, including Senior Indebtedness, whether under the Indenture, any other indenture that UPC may enter into in the future or otherwise.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, after default, shall exercise such of the rights and powers vested in it by such Guarantee, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

     UPC and certain of its affiliates maintain a banking relationship with the Guarantee Trustee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

     Set forth below is a description of the principal terms of the Subordinated Debt Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the Indenture dated as of December 12, 1996 (the "Base Indenture"), among UPC and The First National Bank of Chicago, as trustee (the "Debt Trustee"), as supplemented by a First Supplemental Indenture dated as of December 12, 1996 (the Base Indenture, as so supplemented, is herein referred to as the "Indenture".) Certain capitalized terms used herein are defined in the Indenture. The terms of the Indenture are those set forth in the Indenture and those made part thereof by the Trust Indenture Act. The Indenture, by its terms, requires UPC and the Debt Trustee to comply with the Trust Indenture Act. This summary of the material terms of the Indenture does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture and the Trust Indenture Act.

     Under certain circumstances involving the dissolution of the Trust following the occurrence of a Tax Event, Subordinated Debt Securities may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Capital Securities -- Tax Event Redemption."

GENERAL

     Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by UPC for the Common Securities, in the Old Subordinated Debt Securities issued by UPC. The Old Subordinated Debt Securities were, and the New Subordinated Debt Securities exchanged for the Old Subordinated Debt Securities under the Exchange Offer will be, issued as unsecured debt under the Indenture. Subordinated Debt Securities will be limited to such amount being the sum of the aggregate stated liquidation amounts of the Trust Securities.

     The Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon including Compounded Interest (as defined herein) and Additional Interest (as defined herein), if any, on December 15, 2026.

     If the Subordinated Debt Securities are distributed to holders of Capital Securities in liquidation of such holders' interests in Trust, the Subordinated Debt Securities will, with respect to Capital Securities held in book-entry form, initially be issued as a Global Security (as defined herein) having an aggregate principal amount equal to the liquidation amount of such Capital Securities and, with respect to such Capital Securities held in Certificated non-book entry form, will initially be deemed to be represented by such certificates and to have an aggregate principal amount equal to the liquidation amount of such Capital Securities. As described herein, under certain limited circumstances, Subordinated Debt Securities may be issued in certificated non-book entry form in exchange for a Global Security. See "-- Book-Entry and Settlement" below. Subordinated Debt Securities deemed to be represented by a Capital Security certificate will be issued in certificate form upon presentation for transfer or reissuance. In the event that Subordinated Debt Securities are issued in certificated non-book entry form, such Subordinated Debt Securities will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Debt Securities issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the Subordinated Debt Securities. In the event Subordinated Debt Securities are issued in certificated non-book entry form, interest, principal (and premium, if any) will be payable, the transfer of the Subordinated Debt Securities will be registrable and Subordinated Debt Securities will be exchangeable for Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Debt Trustee in New York, New York; provided, however, that payment of interest may be made at the option of UPC by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Subordinated Debt Securities is the Institutional Trustee, the payment of principal (and premium, if any) and interest on the Subordinated Debt Securities held by such Institutional Trustee will be made at such place and to such account as may be designated by such Institutional Trustee.

     The Indenture does not contain provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction or other similar transaction involving UPC that may adversely affect such holders.

SUBORDINATION

     The Indenture provides that the Subordinated Debt Securities are subordinated and junior in right of payment to all Senior Indebtedness of UPC. No payment of principal (including redemption payments), premium, if any, or interest on the Subordinated Debt Securities may be made if (i) any Senior Indebtedness of UPC is not paid when due and any applicable grace period with respect to a payment default under such Senior Indebtedness has ended and such default has not been cured or waived or ceased to exist or (ii) the maturity of any Senior Indebtedness of UPC has been accelerated because of a default. Upon any distribution of assets of UPC to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of UPC must be paid in full before the holders of Subordinated Debt Securities are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness of UPC to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full.

     The term "Senior Indebtedness" means, with respect to UPC (i) the principal, premium, if any, and interest in respect of (a) indebtedness of such obligor for money borrowed and (b) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business),
(iv) all obligations of such obligor for the reimbursement on any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction, (v) all obligations of the type referred to in clauses (i) through
(iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any indebtedness between or among UPC or any affiliate of UPC and (2) any other debt securities issued pursuant to the Indenture and guarantees in respect of those debt securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and shall be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     UPC is legal entity separate and distinct from its Banking Subsidiaries and non-banking affiliates. UPC's principal assets are the stock of its Banking Subsidiaries and non-banking subsidiaries. UPC relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The principal sources of UPC's income are dividends, interest and fees from the banking and non-banking affiliates. The Banking Subsidiaries of UPC are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, UPC and certain other affiliates and on investments in stock or other securities thereof. In addition, payment of dividends to UPC by the Banking Subsidiaries is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Accordingly, the Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of UPC's subsidiaries.

     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by UPC. UPC had approximately $174.5 million of Senior Indebtedness as of December 31, 1996 (excluding the Subordinated Debt Securities).

REDEMPTION

     UPC may redeem the Subordinated Debt Securities, in whole or in part, at any time and from time to time, on or after December 15, 2006 upon not less than 30 nor more than 60 days' notice, at the price (described under "Description of The Capital Securities -- Redemption," plus accrued and unpaid interest to the redemption date.

     In addition, Subordinated Debt Securities may be redeemed by UPC at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Capital Securities -- Tax Event Redemption," upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date. In each case, redemption prior to maturity is subject to UPC having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve.

INTEREST

     Subordinated Debt Securities shall bear interest at the rate of 8.20% per annum, from the original date of issuance, payable semiannually in arrears on June 15 and December 15 of each year (each an "Interest Payment Date"), commencing June 15, 1997, to the person in whose name such Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. The term "interest" as used herein, as such term relates to the Subordinated Debt Securities, includes any Compounded Interest, Additional Interest or Special Payment payable unless otherwise stated. In the event the Subordinated Debt Securities are not held solely in book-entry only form, UPC shall select relevant record dates, which shall be 15 days prior to the relevant Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full semiannual period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as UPC is not in default in the payment of interest that has become due and payable on the Subordinated Debt Securities and no accrued interest from a prior completed extension period is unpaid, UPC shall have the right to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period, at any time and from time to time, for Extension Periods, each not exceeding 10 consecutive semiannual periods, and on the date on which each such Extension Period ends, or, if such date is not an Interest Payment Date, on the immediately following Interest Payment Date, UPC shall pay all interest then accrued and unpaid, together with interest thereon compounded semiannually at the rate specified for the Subordinated Debt Securities, to the extent permitted by applicable law ("Compounded Interest"); provided, however, that during any Extension Period (a) UPC shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by UPC of its obligations under any employee benefit plans, (ii) as a result of a reclassification of UPC's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of UPC's capital stock or rights to acquire such capital stock for another class or series of UPC's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of UPC's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends and distributions made on UPC's capital stock or rights to acquire such capital stock with UPC's capital stock or rights to acquire such capital stock, or, (v) any declaration of a dividend in connection with the implementation of UPC's Shareholder Rights Plan, or the redemption or repurchase of any such rights pursuant thereto), or make any guarantee payments with respect to the foregoing and (b) UPC shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by UPC that rank pari passu with or junior to the Subordinated Debt Securities. Prior to the termination of any such Extension Period, UPC may further defer payments of interest by extending the interest payment period; provided further, however, that each such Extension Period, including all such previous and further extensions, may not exceed 10 consecutive semiannual periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, UPC may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except on the date on which such Extension Period terminates, (or if such date is not an Interest Payment Date, on the immediately following Interest Payment Date) shall be due and payable. UPC has no present intention of exercising its right to defer payments of interest on the Subordinated Debt Securities.

     If the Institutional Trustee shall be the sole holder of the Subordinated Debt Securities, UPC shall give the Regular Trustees, the Institutional Trustee and the Debt Trustee notice of its initiation of any Extension Period one Business Day prior to the earlier of (i) the date Distributions on the Capital Securities are payable or (ii) the date the Regular Trustees are required to give notice to holders of the Capital Securities (or any national securities exchange or other organization on which the Capital Securities are listed, if any) of the record date or the distribution payment date, in each case with respect to distributions on the Trust Securities the payment of which is being deferred. The Regular Trustees shall give notice of UPC's initiation of any Extension Period to the holders of such Capital Securities. If the Institutional Trustee shall not be the sole holder of the Subordinated Debt Securities, UPC shall give the holders of such Subordinated Debt Securities notice of its initiation of such Extension Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date upon which UPC is required to give notice to holders of such Subordinated Debt Securities (or any national securities exchange or other organization on which the corresponding Capital Securities are listed, if any) of the record date or Interest Payment Date, in each case with respect to interest payments the payment of which is being deferred.

ADDITIONAL INTEREST

     If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority, then, in any such case, UPC will pay as additional interest ("Additional Interest") on the Subordinated Debt Securities held by the Institutional Trustee such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will equal the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

PROPOSED TAX LEGISLATION

     On February 6, 1997, President Clinton proposed certain tax law changes that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations (the "Proposed Legislation") if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. As currently drafted, the Proposed Legislation would be effective generally for instruments issued on or after the date of first Congressional committee action. Under current law, UPC will be able to deduct interest on the Subordinated Debt Securities and, based upon the effective date of the Proposed Legislation as it is currently drafted, it is expected that if the Proposed legislation were enacted, such legislation would not apply retroactively to the Subordinated Debt Securities. However, if the Proposed Legislation is enacted with retroactive effect with respect to the Subordinated Debt Securities, UPC would not be entitled to an interest deduction with respect to the Subordinated Debt Securities. There can be no assurance, however, that the Proposed Legislation, if enacted, will not apply retroactively to the Subordinated Debt Securities or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of UPC to deduct the interest payable on the Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur which would permit UPC to cause a redemption of the Capital Securities. See "-- Redemption; Distribution" and "Description of the Subordinated Debt Securities -- Proposed Tax Legislation."

CERTAIN COVENANTS

     If (i) there shall have occurred and be continuing any event that would constitute an Event of Default (as defined herein), (ii) UPC shall be in default with respect to its payment of any obligations under the Guarantee or Common Securities Guarantee (as defined in the Indenture), or (iii) UPC shall have given notice of its election to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then
(a) UPC shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by UPC of its obligations under any employee benefit plans, (ii) as a result of a reclassification of UPC's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of UPC's capital stock or rights to acquire such capital stock for another class or series of UPC's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of UPC's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) any declaration of a dividend in connection with the implementation of UPC's Shareholder Rights Plan, or the redemption or repurchase of any such rights pursuant thereto, or (v) dividends and distributions made on UPC's capital stock or rights to acquire such capital stock with UPC's capital stock or rights to acquire such capital stock), or make guarantee payments with respect to the foregoing and (b) UPC shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by UPC that rank pari passu with or junior to such Subordinated Debt Securities.

     For so long as such Trust Securities remain outstanding, UPC covenants (i) to maintain 100% ownership of the Common Securities; provided, however, that any permitted successor of UPC under the Indenture may succeed to UPC's ownership of such Common Securities, (ii) to use its reasonable efforts to cause the Trust
(a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities issued to the Trust.

LIMITATION ON MERGERS AND SALES OF ASSETS

     Nothing contained in the Indenture or in the Subordinated Debt Securities shall prevent any consolidation or merger of UPC with or into any other corporation (whether or not affiliated with UPC) or successive consolidations or mergers in which UPC or its successor or successors shall be a party, or shall prevent any sale, conveyance, transfer or other disposition of the property of UPC or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with UPC or its successor or successors) authorized to acquire and operate the same; provided, however, UPC shall, upon any such consolidation, merger, sale, conveyance, transfer or other disposition, cause the obligations of UPC under the Subordinated Debt Securities and under the Indenture to be expressly assumed, by supplemental indenture satisfactory in form to the Debt Trustee and executed and delivered to the Debt Trustee, by the successor entity formed by such consolidation or into which UPC shall have been merged, or which shall have acquired such property. Upon execution and delivery of such supplemental indenture to the Debt Trustee, such successor entity will be substituted under the Indenture and thereupon UPC will be relieved of any further liability or obligation thereunder.

EVENTS OF DEFAULT, WAIVER AND NOTICE

     The Indenture provides that any one or more of the following described events which has occurred and is continuing with respect to the Subordinated Debt Securities constitutes an "Event of Default" with respect to the Subordinated Debt Securities:

          (a) default for 30 days in payment of any interest on the Subordinated Debt Securities, including any Compounded Interest, Additional Interest or Special Payment in respect thereof, when due; provided, however, that a valid extension of the interest payment period by UPC shall not constitute a default in the payment of interest for this purpose; or

          (b) default in payment of principal and premium, if any, on the Subordinated Debt Securities when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Subordinated Debt Securities shall not constitute a default for this purpose; or

          (c) default resulting in acceleration of other indebtedness of UPC for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and such acceleration is not rescinded or annulled within 30 days after the written notice thereof to UPC by the Trustee or to UPC and the Trustee by the holders of 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding; or

          (d) default by UPC in the performance of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice; or

          (e) certain events of bankruptcy, insolvency or reorganization of UPC; or

          (f) as to Subordinated Debt Securities issued to the Trust, the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

     The Indenture provides that the Debt Trustee may, under certain circumstances, withhold from the holders notice of default with respect to the Subordinated Debt Securities (except for any default in payment of principal of or interest or premium on the Subordinated Debt Securities) if the Debt Trustee considers it in the interest of such holders to do so.

     The Indenture provides that if an Event of Default on the Subordinated Debt Securities shall have occurred and be continuing, either the Debt Trustee or the holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding may declare the principal of and accrued interest on all Subordinated Debt Securities to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of, or interest or premium on, the Subordinated Debt Securities, which must be cured or paid in full) by the holders of a majority in aggregate principal amount of the Subordinated Debt Securities then outstanding.

     No holder of any Subordinated Debt Security shall have any right to institute any suit, action or proceeding for any remedy under the Indenture, unless such holder previously shall have given to the Debt Trustee written notice of a continuing Event of Default with respect to the Subordinated Debt Securities and unless the holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding shall have given the Debt Trustee a written request to institute such action, suit or proceeding and shall have offered to the Debt Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred thereby, and the Debt Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding; provided, however, that no holder of Subordinated Debt Securities shall have any right to prejudice the rights of any other holder of Subordinated Debt Securities, obtain priority or preference over any other such holder or enforce any right under the Indenture except as provided in the Indenture and for the equal, ratable and common benefit of all holders of Subordinated Debt Securities. Notwithstanding the foregoing, the right of any holder of any Subordinated Debt Security to receive payment of the principal of, premium, if any, and interest, if any, on such Subordinated Debt Security when due, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder.

     The holders of a majority in aggregate principal amount of the Subordinated Debt Securities then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the Debt Trustee under the Indenture; provided, however, that, except under certain circumstances, the Debt Trustee may decline to follow any such direction if the Debt Trustee determines that the action so directed would be unjustly prejudicial to holders not taking part in such direction, or unlawful, or would involve the Debt Trustee in personal liability. The Indenture requires the annual filing by UPC with the Debt Trustee of a certificate as to the absence of certain defaults under the Indenture.

     An Event of Default under the Indenture also constitutes a Declaration Event of Default. The holders of Capital Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Subordinated Debt Securities. See "Description of the Capital Securities -- Declaration Events of Default" and "-- Voting Rights." Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of UPC to pay interest or principal (or premium, if any) on the Subordinated Debt Securities on the respective dates such interest or principal (or premium, if any) is payable (or in the case of redemption, on the redemption date), UPC acknowledges that a holder of record of Capital Securities may institute a Direct Action for payment, on or after the respective due dates specified in such Subordinated Debt Securities, to such holder directly of the principal of (or premium, if any) or interest on Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder. Notwithstanding any payments made to such holder of Capital Securities by UPC in connection with a Direct Action, UPC shall remain obligated to pay the principal of (or premium, if any) or interest on the Subordinated Debt Securities held by the Trust or the Institutional Trustee, and UPC shall be subrogated to the rights of such holder of such Capital Securities under the Declaration to the extent of any payments made by UPC to such holder in any Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. Except to the extent described above under "Description of the Capital Securities -- Declaration Events of

Default -- and "-- Voting Rights," the holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting UPC and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities of all series affected (voting as one class) at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Subordinated Debt Securities; provided, however, that no such modification shall, without the consent of the holder of each Subordinated Debt Security so affected (i) extend the fixed maturity of any Subordinated Debt Security, or reduce the principal amount thereof or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Subordinated Debt Securities payable in any coin or currency other than that provided in the Subordinated Debt Securities, or impair or affect the right of any holder of Subordinated Debt Securities to institute suit for the payment thereof, or (ii) reduce the aforesaid percentage of Subordinated Debt Securities the consent of the holders of which is required for any such modification.

     UPC and the Debt Trustee may enter into supplemental indentures, without the consent of any holder of the Subordinated Debt Securities: (i) to evidence the succession of another corporation to UPC and the assumption by the successor corporation of the covenants, agreements and obligations of UPC pursuant to the Indenture; (ii) to add to the covenants of UPC such further covenants, restrictions or conditions for the protection of the holders of the Subordinated Debt Securities and to make the occurrence, or the occurrence and continuance (including any or no grace periods), of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of remedies provided in the Indenture; (iii) to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Indenture; provided, however, that any such action shall not adversely affect the interests of the holders of the Subordinated Debt Securities; (iv) to add to, delete from, or revise the terms of the Subordinated Debt Securities to provide for transfer procedures and restrictions substantially similar to those applicable to the Capital Securities (for purposes of assuring that no registration of Subordinated Debt Securities is required under the Securities Act); (v) to evidence and provide for the acceptance of appointment under the Indenture by a successor Debt Trustee with respect to the Subordinated Debt Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Trust under the Indenture by more than one Debt Trustee, pursuant to the Indenture; (vi) to make any change that does not adversely affect the rights of any holder of any Subordinated Debt Security in any material respect; or (vii) to provide for the issuance, and establish the form and terms and conditions of the Subordinated Debt Securities, to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or the Subordinated Debt Securities or to add to the rights of the holders of the Subordinated Debt Securities.

THE DEBT TRUSTEE

     UPC may have normal banking relationships with the Debt Trustee in the ordinary course of business.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Capital Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Tax Event, the Subordinated Debt Securities will with respect to such Capital Securities held in book-entry form, initially be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Subordinated Debt Securities represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debt Securities in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of Subordinated Debt Securities in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary, or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

     If Subordinated Debt Securities are distributed to holders of Capital Securities in liquidation of such holders' interests in the Trust, DTC will act as securities Depositary for the Subordinated Debt Securities issued by the Trust. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus, the description herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Capital Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. UPC may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as the Depositary for the Global Securities.

     None of UPC, the Trust, the Institutional Trustee any paying agent and any other agent of UPC, or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for the Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

     A Global Security shall be exchangeable for Subordinated Debt Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies UPC that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) UPC, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Indenture Event of Default. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debt Securities registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

RESTRICTIONS ON TRANSFER

     The Subordinated Debt Securities will be issued and may be transferred only in blocks having a Liquidation Amount of not less than $100,000. Any such transfer of Subordinated Debt Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be null and void and of no legal effect whatsoever. Any such transferee shall not be deemed to be the holder of such Subordinated Debt Securities for any purpose, including but not limited to the receipt of payments on such Subordinated Debt Securities, and such transferee shall be deemed to have no interest whatsoever in such Subordinated Debt Securities.

GOVERNING LAW

     The Indenture and the Subordinated Debt Securities are governed by, and will be construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

MISCELLANEOUS

     The Indenture provides that UPC will pay all fees and expenses related to
(i) the offering and sale of the Trust Securities and the Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of the Trust,
(iii) the retention of the Union Planters Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Capital Securities.

     UPC will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of UPC; provided, however, that in the event of any such assignment, UPC will remain liable for all of its respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

               EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT
                          SECURITIES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to issue and sell the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities issued by UPC.

     As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debt Securities will be equal to the aggregate stated liquidation amount of the Trust Securities;
(ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for such Capital Securities; (iii) UPC shall pay all, and the Trust shall not be obligated to pay directly or indirectly any, costs, expenses, debt, and obligations of the Trust (other than with respect to such Trust Securities); and (iv) the Declaration further provides that the Trustees of the Trust shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of Distributions (to the extent funds therefor are available to the Trust) and other payments due on the Capital Securities (to the extent funds therefor are available to the Trust) are guaranteed by UPC as described under "Description of the Guarantee." If UPC does not make interest payments on the Subordinated Debt Securities, it is expected that the Trust will not have sufficient funds to pay Distributions on the Capital Securities. The Guarantee will not apply to any payment of Distributions except to the extent that Trust has funds available for the payment of such Distributions. The Guarantee will cover the payment of Distributions and other payments on the Capital Securities only if and to the extent that UPC has made payments of interest or principal (or premium, if any) on the Subordinated Debt Securities held by the Trust as its sole assets. The Guarantee, when taken together with UPC's obligations under the Subordinated Debt Securities and the Indenture, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), the Indenture and the Declaration, provide a full and unconditional guarantee on a subordinated basis by UPC of amounts when due on the Capital Securities issued by the Trust.

     If UPC fails to make interest or other payments on the Subordinated Debt Securities when due (after giving effect to any extension period), the Declaration provides a mechanism whereby the holders of the Capital Securities, using the procedures described herein under "Description of the Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and
"-- Voting Rights," may direct the Institutional Trustee, to the fullest extent permitted by law, to enforce its rights under the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after a majority in liquidation amount of Capital Securities have so directed the Institutional Trustee, a holder of record of the Capital Securities may institute a legal proceeding against UPC to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceedings against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of UPC to pay principal (or premium, if any) or interest on the Subordinated Debt Securities on the respective dates such principal (or premium, if any) or interest on the Subordinated Debt Securities on the respective dates such principal (or premium, if any) or interest is payable (or in the case of redemption, on the redemption date), then a holder of record of Capital Securities may institute a Direct Action for payment on or after the respective due dates specified in the Subordinated Debt Securities. In connection with such Direct Action, UPC will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by UPC to such holder of Capital Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing.

     Because UPC is a holding company, the Subordinated Debt Securities and the Guarantee are effectively subordinated to all existing and future liabilities, including trade parables, of UPC's subsidiaries, except to the extent that UPC is a creditor of the subsidiaries recognized as such.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such New Capital Securities were acquired as a result of market-making activities or other trading activities. UPC and the Trust have agreed that, starting on the date of the original issuance of the Old Capital Securities and ending on the close of business one year after such date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until December 12, 1997, all dealers offering transactions in the New Capital Securities may be required to deliver a Prospectus.

     UPC and the Trust will not receive any proceeds from any sale of New Capital Securities by broker-dealers. New Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time-to-time in one or more transactions in the over-the counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Each broker-dealer that surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, to comply with applicable laws in connection with offers and sales by way of this Prospectus including without limitation the prospectus delivery requirements of the Securities Act and the applicable requirements of Rules 10b-5 and 10b-6 under the Exchange Act and to discontinue offers and sales upon notice from UPC of the happening of any event that requires the making of changes in the Registration Statement or the Prospectus so that the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. UPC has agreed, subject to certain exceptions, to make any such required change promptly following the occurrence of any such event.

     For a period of one year after the original issuance of the Old Capital Securities, UPC and the Trust will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. UPC and the Trust have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

     In addition to the two specific opinions referred to below under "-- U.S. Holders -- Characterization of the Trust" and "-- U.S.
Holders -- Characterization of the Subordinated Debt Securities," Wyatt, Tarrant & Combs, counsel to UPC and the Trust ("Counsel"), has, in connection with the issuance of the Old Capital Securities, rendered its opinion generally to the effect that, subject to the exceptions and qualifications set forth therein, the discussion of United States Federal Income Taxation which follows summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities.

     This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

     Except as otherwise stated, this summary deals only with Capital Securities held as a capital asset by a holder who or which (i) purchased Capital Securities upon original issuance (an "Initial Holder") and (ii) is a US Holder (as defined below). It does not deal with all aspects of United States federal income taxation, nor with the particular United States federal income tax (hereafter, "income tax") consequences which may be applicable to certain classes of US Holders (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, other financial institutions, tax-exempt organizations, persons holding Capital Securities as a position in a "straddle," as part of a "synthetic security" or hedge, as part of a "conversion transaction" or as part of any other integrated investment, persons having a functional currency other than the U.S. Dollar and certain United States expatriates). Further, this summary does not address (a) the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of Capital Securities, (b) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of Capital Securities, or
(c) any state, local or foreign tax consequences of the purchase, ownership and disposition of Capital Securities.

     A "US Holder" is a holder of Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for income tax purposes, a corporation or partnership created or organized (or treated as created or organized for income tax purposes) in or under the laws of the United States or any political subdivision thereof, or a trust or estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source. (For taxable years beginning after December 31, 1996 (or for the immediately preceding taxable year, if the trustee of a trust so elects), a trust is a US Holder for income tax purposes if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and
(ii) one or more United States trustees have the authority to control all substantial decisions of the trust.

     The authorities on which this summary is based are subject to various interpretations and the opinions of counsel are not binding on the Internal Revenue Service (the "Service") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the Service with respect to the transactions described herein. Accordingly, there can be no assurance that the Service will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

EXCHANGE OF CAPITAL SECURITIES

     The exchange of Old Capital Securities for New Capital Securities should not be a taxable event to holders for federal income tax purposes. Accordingly a holder will have the same adjusted basis and holding period in the New Capital Securities as the holder had in the Old Capital Securities immediately before the exchange.

US HOLDERS

  Characterization of the Trust

     In connection with the issuance of the Old Capital Securities, Counsel rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration (and other documents), and based on certain assumptions and qualifications referenced in the opinion, the Trust will be characterized for United States federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation for such purposes. Accordingly, for income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Subordinated Debt Securities owned by the Trust, and each US Holder will be required to include all income or gain recognized for income tax purposes with respect to its allocable share of the Subordinated Debt Securities on its own income tax return.

  CHARACTERIZATION OF THE SUBORDINATED DEBT SECURITIES

     In connection with the issuance of the Subordinated Debt Securities, Counsel rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and other documents), and based on certain assumptions and qualifications referenced in the opinion, the Subordinated Debt Securities will be characterized for United States federal income tax purposes as debt of UPC.

  Original Issue Discount

     Under the terms of the Subordinated Debt Securities, UPC has the option to defer payments of interest from time-to-time by extending the interest payment period for a period not exceeding 10 consecutive semiannual periods, but not beyond the maturity of the Subordinated Debt Securities. Recently issued Treasury regulations under Section 1273 of the Code provide that debt instruments like the Subordinated Debt Securities will not be considered issued with OID by reason of UPC's option to defer payments of interest if the likelihood of deferral is "remote."

     UPC has concluded, and this discussion assumes, that, as of the date of this Prospectus, the likelihood of exercise of that option is "remote" within the meaning of the applicable regulations, in part because exercising that option would prevent UPC from declaring dividends on its capital stock and would prevent UPC from making any payments with respect to debt securities that rank pari passu or junior to the Subordinated Debt Securities. Therefore, the Subordinated Debt Securities should not be treated as issued with OID by reason of UPC's deferral option. Rather, stated interest on the Subordinated Debt Securities will generally be taxable to a US Holder as ordinary income, when paid or accrued in accordance with that holder's method of accounting for income tax purposes. It should be noted, however, that these regulations have not yet been addressed in any rulings or other interpretations by the Service. Accordingly, it is possible that the Service could take a position contrary to the interpretation described herein.

     In the event UPC subsequently exercised its option to defer payments of interest, the Subordinated Debt Securities would be treated as reissued for OID purposes and the sum of the remaining interest payments on the Subordinated Debt Securities would thereafter be treated as OID, which would accrue, and be includible in a US Holder's taxable income, on an economic accrual basis (regardless of the US Holder's method of accounting for income tax purposes) over the remaining term of the Subordinated Debt Securities (including any period of interest deferral), without regard to the timing of payments under the Subordinated Debt Securities. (Subsequent distributions of interest on the Subordinated Debt Securities generally would not be taxable.) The amount of OID that accrued in any period would generally equal the amount of interest that accrued on the Subordinated Debt Securities in that period at the stated interest rate. Consequently, during any period of interest deferral, US Holders will include OID in gross income in advance of the receipt of cash, and a US Holder which disposes of a Capital Security prior to the record date for payment of distributions on the Subordinated Debt Securities following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Trust with respect to that OID.

     If UPC's option to defer payments of interest were not treated as remote, the Subordinated Debt Securities would be treated as initially issued with OID in an amount equal to the aggregate stated interest over the term of the Subordinated Debt Securities. That OID would generally be includible in a US Holder's taxable income, over the term of the Subordinated Debt Securities, on an economic accrual basis.

  Characterization of Income

     Because the income underlying the Capital Securities will not be characterized as dividends for income tax purposes, corporate holders of Capital Securities will not be entitled to a dividends-received deduction for any income recognized with respect to the Capital Securities.

  Market Discount and Bond Premium

     Holders of Capital Securities other than Initial Holders may be considered to have acquired their undivided interests in the Subordinated Debt Securities with market discount or acquisition premium (as each phrase is defined for income tax purposes).

  Receipt of Subordinated Debt Securities or Cash Upon Liquidation of The Trust

     The Company will have the right to distribute Subordinated Debt Securities to holders in exchange for the Capital Securities and in liquidation of the Trust. Except as discussed below, such a distribution would not be a taxable event for income tax purposes, and each US Holder would have an aggregate adjusted basis in its Subordinated Debt Securities for income tax purposes equal to such holder's aggregate adjusted basis in its Capital Securities. For income tax purposes, a US Holder's holding period in the Subordinated Debt Securities received in such a liquidation of the Trust would include the period during which the Capital Securities were held by the holder. If, however, the relevant event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to US Holders of the Capital Securities for income tax purposes.

     Under certain circumstances described herein (see "Description of the Capital Securities"), the Subordinated Debt Securities may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Such a redemption would be taxable for income tax purposes, and a US Holder would recognize gain or loss as if it had sold the Capital Securities for cash. See "Sales of Capital Securities" below.

  Sales of Capital Securities

     A US Holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted basis in the Capital Securities and the amount realized on the sale of such Capital Securities. A US Holder's adjusted basis in the Capital Securities generally will be its initial purchase price, increased by OID previously included (or currently includible) in such holder's gross income to the date of disposition, and decreased by payments received on the Capital Securities (other than any interest received with respect to the period prior to the effective date of UPC's first exercise of its option to defer payments of interest). Any such gain or loss generally will be capital gain or loss, and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

     A holder who disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest (or OID) on the Subordinated Debt Securities through the date of disposition in its taxable income for income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the Capital Securities (or as to OID only, to add such amount to such holder's adjusted tax basis in its Capital Securities). To the extent the selling price is less than the holder's adjusted tax basis (which will include accrued but unpaid OID, if any), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

NON-US HOLDERS

     The following discussion applies to an Initial Holder who is not a US Holder (a Non-US Holder").

     Payments to a holder of a Capital Security which is a Non-US Holder, will generally not be subject to withholding of income tax, provided that (a) the beneficial owner of the Capital Security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of UPC entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to UPC through stock ownership, and (c) either (I) the beneficial owner of the Capital Securities certifies to the Trust or its agent, under penalties of perjury, that it is a Non-US Holder and provides its name and address, or (II) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by another Financial Institution between it and the beneficial owner in the chain of ownership, and furnishes the Trust or its agent with a copy thereof.

     As discussed above (see "Description of the Capital Securities-Tax Event Redemption"), changes in legislation affecting the income tax consequences of the Subordinated Debt Securities are possible, and could adversely affect the ability of UPC to deduct the interest payable on the Subordinated Debt Securities. Moreover, any such legislation could, as the Proposed Legislation would have, adversely affect Non-US Holders by characterizing income derived from the Subordinated Debt Securities as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a Non-US Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a Non-US Holder.

     A Non-US Holder of a Capital Security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a Capital Security.

     A Non-US Holder which holds Capital Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the Subordinated Debt Securities.

INFORMATION REPORTING

     In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, Capital Securities held by a noncorporate US Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, Capital Securities to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding (see "Backup Withholding" below). Taxable income on the Capital Securities for a calendar year should be reported to US Holders on Forms 1099 by the following January 31st.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, provided the required information is provided to the United States Internal Revenue Service.

     THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND DOES NOT ADDRESS THE CONSEQUENCES TO A PARTICULAR HOLDER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES. POTENTIAL HOLDERS OF CAPITAL SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES.

                              ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in such Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given by the Initial Purchasers that the value of the Capital Securities held by Benefit Plan investors will be less than 25% of the total value of such Capital Securities at the completion of the initial offering or thereafter, and no monitoring other or measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held by UPC.

     Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities of the Trust were acquired with "plan assets" of such Plan and assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. For example, if UPC is a Party in interest with respect to an investing Plan (either directly or by reason of its ownership of its subsidiaries), extensions of credit between UPC and the Trust (as represented by the Subordinated Debt Securities and the Guarantees) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 96-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because the Capital Securities may be deemed to be equity interests in the Trust for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Capital Securities and the formation of the Trust have been passed upon on behalf of the Trust by Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Trust. The validity of the Subordinated Debt Securities and the Capital Securities Guarantee have been passed upon for UPC by Wyatt, Tarrant & Combs, Memphis, Tennessee. Certain United States federal income tax matters have been passed upon for UPC and the Trust by Wyatt, Tarrant & Combs.

                                    EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to UPC's Annual Report on Form 10-K for the year ended December 31, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Restated Charter of Registrant Union Planters Corporation provides as follows:

     TWELFTH: INDEMNIFICATION OF CERTAIN PERSONS:

          To the fullest extent permitted by Tennessee law, the Corporation may indemnify or purchase and maintain insurance to indemnify any of its directors, officers, employees or agents and any persons who may serve at the request of the Corporation as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or any other type of entity whether or not the Corporation shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws, or by resolution of the Board of Directors or by appropriate contract with the person involved.

     Article V, INDEMNIFICATION, of Registrant Union Planters Corporation's Amended and Restated Bylaws provides as follows:

          The Corporation does hereby indemnify its directors and officers to the fullest extent permitted by the laws of the State of Tennessee and by ARTICLE TWELFTH of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.

     Indemnification of corporate directors and officers is governed by Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (the "Act"). Under the Act, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful. A Tennessee corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such suit unless such director or officer did not act in good faith or with the degree of diligence, care and skill which ordinarily prudent men exercise under similar circumstances and in like positions.

     A person who has been wholly successful, on the merits or otherwise, in the defense of any of the foregoing types of suits or proceedings is entitled to indemnification for the foregoing amounts. A person who has not been wholly successful in any such suit or proceeding may be indemnified only upon the order of a court or a finding that the director or officer met the required statutory standard of conduct by (i) a majority vote of a disinterested quorum of the board of Directors, (ii) the Board of Directors based upon the written opinion of independent legal counsel to such effect, or (iii) a vote of the shareholders.

     Under the Declaration, UPC has agreed to indemnify each of the Trustees of the Trust, and to hold the Trustees harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on the Trustee's part, arising out of or in connection with the acceptance or administration of the Declaration, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Declaration.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

4.1   --   Certificate of Trust of Union Planters Capital Trust A

4.2   --   Amended and Restated Declaration of Trust dated as of
           December 12, 1996 among Union Planters Corporation, as
           Sponsor, First National Bank of Chicago, as Institutional
           Trustee, First Chicago Delaware, Inc., as Delaware Trustee,
           Jackson W. Moore, John W. Parker and M. Kirk Walters, as
           Regular Trustees, and the holders from time to time of
           undivided interests in the assets of the Trust
4.3   --   Indenture, dated as of December 12, 1996, between Union
           Planters Corporation and The First National Bank of Chicago,
           as Indenture Trustee
4.4   --   First Supplemental Indenture, dated as of December 12, 1996, between Union Planters Corporation and The First National
           Bank of Chicago, as Indenture Trustee
4.5   --   Form of Capital Security Certificate for Union Planters
           Capital Trust A (included as Exhibit A-2 to Exhibit 4.2)
4.6   --   Capital Securities Guarantee Agreement, dated as of December
           12, 1996, between Union Planters Corporation and The First
           National Bank of Chicago
4.7   --   Registration Rights Agreement dated December 5, 1996, by and among Union Planters Corporation, Union Planters Capital
           Trust A and Salomon Brothers, Inc. as Representative of the
           Initial Purchasers
4.8   --   Form of Subordinated Debt Security (included as Article VI of Exhibit 4.4)
5.1   --   Opinion of Wyatt, Tarrant & Combs as to legality of the
           Junior Subordinated Deferrable Interest Debentures to be
           issued by Union Planters Corporation and the Capital
           Securities Guarantee*
5.2   --   Opinion of Morris, Nichols, Arsht & Tunnell as to legality of the 8.20% Capital Trust Pass-through Securities to be
           issued by Union Planters Capital Trust A*
8     --   Opinion of Wyatt, Tarrant & Combs as to certain federal
           income tax matters*
12    --   Computation of ratio of earnings to fixed charges
23.1  --   Consent of Price Waterhouse LLP
23.2  --   Consent of Wyatt, Tarrant & Combs (included in Exhibits 5.1 and 8)*
23.3  --   Consent of Morris, Nichols, Arsht & Tunnell (included in
           Exhibit 5.2)*
24    --   Powers of Attorney (included in Signature Page)
25.1  --   Form T-1 Statement of Eligibility of The First National Bank
           of Chicago to act as trustee under the Indenture
25.2  --   Form T-1 Statement of Eligibility of The First National Bank
           of Chicago to act as trustee under the Amended and Restated
           Declaration of Trust
25.3  --   Form T-1 Statement of Eligibility of The First National Bank
           of Chicago under the Capital Securities Guarantee Agreement for the benefit of the holders of Capital Securities of
           Union Planters Capital Trust A
99.1  --   Form of Letter of Transmittal
99.2  --   Form of Notice of Guaranteed Delivery
99.3  --   Form of Exchange Agent Agreement

---------------

* To be filed by amendment.

ITEM 22.  UNDERTAKINGS.

     Each of the undersigned Registrants undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (The "Act"), each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this From, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on February 20, 1997.

                                          UNION PLANTERS CORPORATION

                                          By: /s/ BENJAMIN W. RAWLINS, JR.
                                            ------------------------------------
                                                  Benjamin W. Rawlins, Jr.
                                                 Chairman of the Board and
                                                  Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. James House, Jr. and M. Kirk Walters, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the date indicated:

                        NAME                                       CAPACITY                     DATE
                        ----                                       --------                     ----

            /s/ BENJAMIN W. RAWLINS, JR.                 Chairman of the Board, Chief     February 20, 1997
-----------------------------------------------------      Executive Officer, Director
              Benjamin W. Rawlins, Jr.                     (Principal Executive
                                                           Officer)

                 /s/ JOHN W. PARKER                      Executive Vice President and     February 20, 1997
-----------------------------------------------------      Chief Financial Officer
                   John W. Parker                          (Principal Financial
                                                           Officer)

                 /s/ M. KIRK WALTERS                     Senior Vice President,           February 20, 1997
-----------------------------------------------------      Treasurer and Chief
                   M. Kirk Walters                         Accounting Officer

                /s/ ALBERT M. AUSTIN                     Director                         February 20, 1997
-----------------------------------------------------
                  Albert M. Austin

                 /s/ EDGAR H. BAILEY                     Director                         February 20, 1997
-----------------------------------------------------
                   Edgar H. Bailey

                 /s/ MARVIN E. BRUCE                     Director                         February 20, 1997
-----------------------------------------------------
                   Marvin E. Bruce

                 /s/ GEORGE W. BRYAN                     Director                         February 20, 1997
-----------------------------------------------------
                   George W. Bryan

             /s/ ROBERT B. COLBERT, JR.                  Director                         February 20, 1997
-----------------------------------------------------
               Robert B. Colbert, Jr.

                        NAME                                       CAPACITY                     DATE
                        ----                                       --------                     ----

                /s/ JAMES E. HARWOOD                     Director                         February 20, 1997
-----------------------------------------------------
                  James E. Harwood

              /s/ PARNELL S. LEWIS, JR.                  Director                         February 20, 1997
-----------------------------------------------------
                Parnell S. Lewis, Jr.

                                                         Director                         February 20, 1997
-----------------------------------------------------
                 C.J. Lowrance, III

                /s/ JACKSON W. MOORE                     President, Chief Operating       February 20, 1997
-----------------------------------------------------      Officer and Director
                  Jackson W. Moore

               /s/ STANLEY D. OVERTON                    Director                         February 20, 1997
-----------------------------------------------------
                 Stanley D. Overton

                 /s/ V. LANE RAWLINS                     Director                         February 20, 1997
-----------------------------------------------------
                   V. Lane Rawlins

                /s/ DONALD F. SCHUPPE                    Director                         February 20, 1997
-----------------------------------------------------
                  Donald F. Schuppe

               /s/ MIKE P. STURDIVANT                    Director                         February 20, 1997
-----------------------------------------------------
                 Mike P. Sturdivant

            /s/ RICHARD A. TRIPPEER, JR.                 Director                         February 20, 1997
-----------------------------------------------------
              Richard A. Trippeer, Jr.

                /s/ SPENCE L. WILSON                     Director                         February 20, 1997
-----------------------------------------------------
                   Spent L. Wilson

                /s/ MILTON J. WOMACK                     Director                         February 20, 1997
-----------------------------------------------------
                  Milton J. Womack

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, UNION PLANTERS CAPITAL TRUST A CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MEMPHIS, AND STATE OF TENNESSEE ON FEBRUARY 20, 1997.

                                          UNION PLANTERS CAPITAL TRUST A

                                          By:       /s/ JACKSON W. MOORE
                                            ------------------------------------
                                                      Jackson W. Moore
                                                      Regular Trustee

                                          By:        /s/ JOHN W. PARKER
                                            ------------------------------------
                                                       John W. Parker
                                                      Regular Trustee